UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CALAMOS ASSET MANAGEMENT, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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CALAMOS ASSET MANAGEMENT, INC.

2020 Calamos Court

Naperville, Illinois 60563

630-245-7200

April 16, 2014

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders of Calamos Asset Management, Inc. The meeting will be held at 9:00 a.m. local time on Tuesday, June 3, 2014 at our main offices, 2020 Calamos Court, Naperville, Illinois 60563. The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting.

Please sign and return the enclosed proxy card promptly in the postage-paid envelope. A majority of the voting power of our common stock must be represented, either in person or by proxy, to constitute a quorum to conduct the business at the annual meeting. You may revoke your proxy at any time before it is voted, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

Sincerely yours,

John P. Calamos, Sr.

Chairman of the Board,

Chief Executive Officer and

Global Co-Chief Investment Officer

CALAMOS ASSET MANAGEMENT, INC.

2020 Calamos Court

Naperville, Illinois 60563

630-245-7200

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDERS MEETING

to be held on June 3, 2014

THE PROXY STATEMENT AND ANNUAL REPORT

TO SECURITY HOLDERS ARE AVAILABLE AT:

www.calamos.com/proxy

Notice is hereby given that the annual meeting of stockholders of Calamos Asset Management, Inc. will be held at 9:00 a.m. local time on Tuesday, June 3, 2014 at our main offices, 2020 Calamos Court, Naperville, Illinois 60563, for the following purposes:

1. To elect six (6) directors identified in the proxy statement to our board of directors. If elected, each director will hold office until the 2015 annual meeting of stockholders or until that person’s successor is elected and qualified or until that person’s earlier resignation, retirement, death, disqualification or removal;

2. To approve, by non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement;

3. To amend our Incentive Compensation Plan;

4. To ratify our audit committee’s appointment of McGladrey LLP, an independent registered public accounting firm, as independent auditors for the current fiscal year ending December 31, 2014; and

5. To transact such other business that may be raised at the annual meeting or any adjournments or postponements of the annual meeting.

You must have owned shares at the close of business on April 11, 2014 to be entitled to receive notice of, and to vote on, all matters presented at the annual meeting. Even if you plan to attend the annual meeting in person, we ask you to please complete, sign and return the enclosed proxy card.

By order of the board of directors,

J. Christopher Jackson Secretary

April 16, 2014

Naperville, Illinois

i

CALAMOS ASSET MANAGEMENT, INC.

2020 Calamos Court

Naperville, Illinois 60563

630-245-7200

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

April 16, 2014

This proxy statement and the accompanying notice of annual meeting of stockholders are being furnished in connection with the solicitation by the board of directors of Calamos Asset Management, Inc., a Delaware corporation, of proxies for use at the 2014 annual meeting of stockholders. The annual meeting will be held at 9:00 a.m. local time on Tuesday, June 3, 2014 at our headquarters, 2020 Calamos Court, Naperville, Illinois 60563. We expect that this proxy statement and the enclosed proxy, together with a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 will be mailed on or about April 24, 2014 to each stockholder entitled to vote at the annual meeting.

Unless the context otherwise requires, references to “we,” “us,” “our” and “company” refer to Calamos Asset Management and its consolidated subsidiaries. “Calamos Interests” refers to Calamos Family Partners, Inc., a Delaware corporation, and John P. Calamos, Sr., the Chairman of the Board, Chief Executive Officer and Global Co-Chief Investment Officer of the company.

Calamos Family Partners is wholly owned by John P. Calamos, Sr. and John P. Calamos, Jr. and their respective trusts (Calamos Principals). John P. Calamos, Sr. and his trusts hold the controlling interest in Calamos Family Partners, which holds all of our outstanding Class B common stock.

Calamos Asset Management is a holding company and as of February 28, 2014 owned 22.3% of Calamos Investments LLC. Calamos Investments and Calamos Investments’ subsidiaries, operate the investment advisory and distribution services businesses. Calamos Asset Management is the sole manager of Calamos Investments and, as a result of this control, consolidates the financial results of Calamos Investments with its own financial results. The remaining 77.7% ownership interest in Calamos Investments is held by the Calamos Interests. The Class A Common stock of Calamos Asset Management is listed on NASDAQ, however NASDAQ market capitalization is not reflective of the total market capitalization which includes the value of the Calamos Interests.

Calamos Asset Management entered into a stockholders’ agreement with Calamos Family Partners, Calamos Investments, the Calamos Principals and family affiliates which, among other things allows Calamos Family Partners to designate two persons to attend all of our board meetings as observers. Calamos Family Partners has designated John P. Calamos, Jr. and Laura Calamos-Nasir, children of John P. Calamos, Sr., as its board observers, with William J. Takahashi, Senior Vice President and General Counsel of Calamos Family Partners, as an alternate board observer.

VOTING INFORMATION

Who can vote?

You may vote if you held shares of our Class A or Class B common stock directly as a stockholder of record or beneficially in street name at the close of business on April 11, 2014 (the record date). As of the record date, we had 20,530,571 shares of Class A common stock outstanding and 100 shares of Class B common stock outstanding. All the shares of Class B common stock are held by Calamos Family Partners.

How many votes are needed to hold the annual meeting?

In order to take any action at the annual meeting, the record holders of shares having a majority of the voting power as of the record date must be present at the meeting. This is called a quorum.

Who may vote on each proposal?

Under our restated certificate of incorporation, the holders of our Class B common stock, voting separately, are entitled to elect two Class B directors at the annual meeting. However, the holders of Class B common stock have determined to elect only one Class B director at this time. The holders of our Class A and Class B common stock, voting together, are entitled to elect the remaining five directors. John P. Calamos, Sr. is the nominee for election by the holders of our Class B common stock. The nominees for election by the holders of our Class A and Class B common stock, voting together, are Gary D. Black, Thomas F. Eggers, Richard W. Gilbert, Keith M. Schappert and William N. Shiebler.

With respect to all other proposals, the holders of our Class A and Class B common stock, voting together, are entitled to vote on matters submitted to stockholders at the annual meeting.

How many votes per share am I entitled to?

If you hold shares of Class A common stock, you are entitled to one vote per share. Holders of shares of Class B common stock are entitled to the number of votes per share equal to: ten (10) multiplied by the sum of (A) the aggregate number of shares of Class B common stock held, and (B) (I) the product of (x) the ownership interest held in Calamos Investments by such holder, taken to eight decimal places, and (y) 100,000,000, divided by (II) the number of shares of Class B common stock held. All of the 100 outstanding shares of Class B common stock are currently held by Calamos Family Partners, which also holds approximately a 77.7% ownership interest in Calamos Investments. As a result, Calamos Family Partners is entitled to approximately 777 million votes, representing 100% of the Class B voting power and approximately 97.4% of the combined voting power of our company.

Who counts the votes?

The final voting results will be tallied by our transfer agent, Computershare, which also will serve as the inspector of elections. The results will be published in a Form 8-K filed with the Security and Exchange Commission (SEC).

What is a proxy?

A proxy allows someone else (the proxy holder) to vote your shares on your behalf. The board of directors of Calamos Asset Management (board of directors or board) is asking you to allow any of the persons named on the proxy card (John P. Calamos, Sr., Nimish S. Bhatt and J. Christopher Jackson) to vote your shares at the annual meeting.

How do I vote by proxy?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the annual meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. If you beneficially hold shares and do not provide voting instructions, your intermediary has the authority under applicable stock market rules to vote those shares for or against routine matters in its discretion. Proposal No. 4, Ratification of Independent Registered Public Accounting Firm, is the only routine matter to be voted on at the meeting. All other matters are not considered routine and shares held by your intermediary will not be voted absent specific instruction from you, which means your shares may go unvoted. For more information on these options, please see your proxy card or the information your bank, broker, or other holder of record provided to you.

Unless you indicate otherwise on your submitted proxy card, the persons named as your proxy holders on the proxy card will vote your shares “FOR” all nominees to the board of directors; “FOR” the advisory resolution approving the executive compensation; “FOR” the amendment to our Incentive Compensation Plan and “FOR” the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm (the independent auditors) for the fiscal year ending December 31, 2014. If any other matters come before the annual meeting to be voted on, the persons named as your proxy holders on the proxy card will vote, act and consent on those matters in their discretion.

Can I change or revoke my vote after I return my proxy card?

Yes. You can change or revoke your vote by submitting another proxy with a later date before the beginning of the annual meeting. You also may revoke your proxy by attending the annual meeting and voting in person.

Can I vote in person at the annual meeting instead of voting by proxy?

Yes. However, whether you plan on attending in person or not, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted.

What is the voting requirement to approve each proposal?

For the election of directors (Proposal No. 1), the nominee for the Class B director position receiving a plurality of votes of the Class B stockholders entitled to vote and each nominee for the remaining five director positions receiving a plurality of the combined votes of the Class A and Class B stockholders entitled to vote, shall be elected, without regard to either (1) broker non-votes, or (2) proxies as to which authority to vote for one or more of the nominees being proposed is withheld. Therefore, the nominee for a Class B director position and the five nominees for the remaining director positions receiving the highest number of votes cast at the meeting from their respective stockholder voting group will be elected.

For each of the three remaining proposals, an affirmative vote of the holders of shares of Class A and Class B common stock, voting together as a single class, having a majority of the votes present in person or represented by proxy at the annual meeting and entitled to vote on the matters, is necessary to approve. Shares properly voted “ABSTAIN” on a proposal will be treated as having voted “AGAINST” the applicable proposal.

Calamos Family Partners, which holds approximately 97.4% of the combined voting power of the company, has advised us that it intends to vote “FOR” all of the nominees for director; “FOR” the proposal to approve, on an advisory basis, the compensation of our named executive officers; “FOR” the amendment to our Incentive Compensation Plan; and “FOR” ratification of the appointment of McGladrey LLP. This would result in the election of all six director nominees and the approval of all proposals.

Who pays for this proxy solicitation?

Calamos Asset Management pays the cost of soliciting your proxy. Proxies also may be solicited by directors, officers and employees of our company, without additional compensation to those individuals. We also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and we will reimburse such holders for their reasonable expenses in doing so.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our board’s nominating and corporate governance committee recommended, and the board approved, all of the nominees named below for election as members of the board of directors of Calamos Asset Management. Gary D. Black, Thomas F. Eggers, Richard W. Gilbert, Keith M. Schappert and William N. Shiebler, each are current directors and are standing for re-election. John P. Calamos, Sr. is the nominee for election by the holders of our Class B common stock. The holders of our Class A and Class B common stock, voting together as a group, are entitled to vote for the election of the remaining five director positions, the nominees for which are Messrs. Black, Eggers, Gilbert, Schappert and Shiebler. If elected, each director will serve until the 2015 annual meeting of stockholders, or until a successor is elected and qualified or until that person’s earlier resignation, retirement, death, disqualification or removal.

The board has affirmatively determined that the board is currently composed of a majority of independent directors and that the following nominees are independent as defined under the NASDAQ Stock Market rules: Thomas F. Eggers, Richard W. Gilbert, Keith M. Schappert and William N. Shiebler. For a director to be considered independent, the board must determine that the director does not have any direct or indirect material relationship with the company, other than his service as a director. In making the determination of independence, the board applies the objective measures and principles contained in the NASDAQ and SEC standards defining independence, considers any direct or indirect material relationships which the director has with the company, and any other relevant facts and circumstances.

Unless you mark on your proxy card to withhold authority to vote for one or all of the director nominees, the persons named as proxy holders intend to vote “FOR” all of these nominees; however Class A stockholders are entitled to vote only with respect to Messrs. Black, Eggers, Gilbert, Schappert and Shiebler.

Recommendation of the Board

The board of directors recommends a vote “FOR” each of the following nominees. The voting requirements for this proposal are described in the Voting Information section.

Nominees

Listed below are the names, ages, and principal occupations for the past five years or more for the director nominees:

John P. Calamos, Sr., 73, is our Chairman of the Board, Chief Executive Officer and Global Co-Chief Investment Officer. Mr. Calamos founded our predecessor company in 1977. Previously, he enlisted in the United States Air Force and ultimately earned the rank of Major. Mr. Calamos received his undergraduate degree in economics and an MBA in finance from the Illinois Institute of Technology. He is a member of the Investment Analysts Society of Chicago. Mr. Calamos is a nominee for election by the Class B stockholders and has been a director since 2004.

As founder, Chairman of the Board, Chief Executive Officer and Global Co-Chief Investment Officer, Mr. Calamos is uniquely qualified to serve on our board of directors. Mr. Calamos has been with our organization for more than 37 years and brings unparalleled knowledge of our business and experience in the investment management industry.

Gary D. Black, 54, is our Executive Vice President and Global Co-Chief Investment Officer. He has held this position since August 2012. Mr. Black previously served as Chief Executive Officer, Chief Investment Officer and founding member of Black Capital, LLC. Prior to that, he served as Chief Executive Officer of Janus Capital Group from January 2006 through July 2009, and President and Chief Investment Officer from April 2004 to January 2006. Prior to joining Janus, Mr. Black was Chief Investment Officer of Global Equities at Goldman Sachs Asset Management (GSAM), which he joined as a partner in June 2001. Prior to this role, he headed GSAM’s U.S. distribution efforts. Previously, Mr. Black was Executive Vice President and head of Alliance Bernstein’s global institutional business. He started his investment career in 1992 at Sanford C. Bernstein where he served as a senior research analyst and was named top analyst in his sector for six consecutive years. Mr. Black earned an M.B.A. from Harvard Business School and a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Mr. Black’s qualifications to serve on our board include the scope and breadth of his investment and leadership experience in the financial services and investment management industry, as well as his significant experience in leading investment teams on a global basis.

Thomas F. Eggers, 61, has served on our board since January 2012, is our lead independent director and has served as our Non-Executive Vice Chairman since June 2013. From 2006 through 2008, Mr. Eggers was the Chief Executive Officer and from 2005 through 2008 the President and a board member of the Dreyfus Corporation. While at Dreyfus, he was a member of the Executive Committee of BNY Mellon Asset Management and served on the Operating Committee of The Bank of New York Mellon. For a three-year period between 2002 to 2005, Mr. Eggers was the President and Chief Executive Officer of Scudder Investments. In 1996, he was President of Dreyfus Investments while being appointed Vice Chairman of the Dreyfus Corporation in 1999 and became President in 2001. Mr. Eggers began his financial services career in 1976 at Columbia Savings, moving in 1979 to PaineWebber as a Financial Advisor and later into the asset management area. Mr. Eggers is a director and principal investor of Nextalk, Inc. and Minyanville Media, Inc. He has also held director or advisor positions in the financial services industry. He attended Marquette University as an undergraduate, completed a three-year Securities Industry Certification at the Wharton School of Business, and is a frequent guest lecturer at business and industry forums.

Mr. Egger’s qualifications to serve on our board include his extensive experience in numerous senior executive positions in the financial services industry, his prior role as an independent trustee for a mutual fund complex, and his investment management expertise and intelligence.

Richard W. Gilbert, 73, has served on our board since 2005. From June 4, 2002 to January 28, 2005, Mr. Gilbert served as a member of the Calamos Family Partners advisory board. In addition to serving on the board of Calamos Asset Management, he has served as an independent director for the Principal Mutual Funds from 1984 to 2012 and is an independent director of the Horton Insurance Agency. From 1990 to 1995, Mr. Gilbert was Chairman and director of the Federal Home Loan Bank of Chicago. He also has served as a director of Bulkley Capital, L.P. since 1996. Before retiring from active management in 1994, Mr. Gilbert was Publisher and Chief Executive Officer of Pioneer Press Newspapers in suburban Chicago; President and Chief Operating Officer of Park Communications, a media company in Ithaca, New York; and President of the Des Moines Register, a family-owned communications company. Mr. Gilbert graduated from Simpson College in Indianola, Iowa.

Mr. Gilbert’s qualifications to serve on our board include his vast experience in numerous senior executive positions held throughout his career, his role as an independent director at the Principal Funds for over 29 years, and his investment management and communications insight.

Keith M. Schappert, 63, has served on our board since 2012. Since 2008, Mr. Schappert has operated his own consulting business and has served as director on a number of financial industry boards including MetLife Series Trust, Commonfund, Trilogy Global Advisors and Mirae Asset Management. Mr. Schappert spent nearly thirty years at JP Morgan Investment Management, advancing from Fixed Income Portfolio Manager to President and Chief Executive Officer. In 2001, Mr. Schappert became President and Chief Executive Officer of Federated Investment Advisory Companies, later moving to Credit Suisse as Regional Head of the Americas for Asset Management. Mr. Schappert is a 1973 graduate of Harvard College.

Mr. Schappert’s qualifications to serve on our board include his far-reaching experience in the financial services industry consisting of numerous directorship and senior executive positions together with his direct knowledge and skill in portfolio management.

William N. Shiebler, 72, has served on our board since 2012. From 2002 to 2007, Mr. Shiebler was Chief Executive Officer of the Americas for Deutsche Asset Management until his retirement. Prior thereto, Mr. Shiebler served as Senior Managing Director of Putnam Investments and President and Chief Executive Officer of Putnam Mutual Funds. He also spent twelve years at Dean Witter Reynolds, departing as President and Chief Operating Officer of the Intercapital Division and the firm’s mutual fund business. Mr. Shiebler has served on a number of corporate and non-profit boards in the U.S. and Europe and is currently active with a variety of business, community and charitable organizations. He was a Trustee of Scudder Mutual Funds, was a member of the Presidential Commission on Medicaid, is a Trustee of the United States Ski and Snowboard Team, and is the Chairman of an Advisory Board for medical research at the University of Utah.

Mr. Shiebler’s qualifications to serve on our board include his comprehensive senior executive officer experience in the financial industry complemented by the breadth and depth of his domestic and global experience from serving with a variety of asset management and banking organizations.

CORPORATE GOVERNANCE

Calamos Asset Management regularly monitors regulatory developments and reviews its policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review laws affecting corporate governance, as well as rules adopted by the SEC and NASDAQ. Additional corporate governance information, including our corporate governance guidelines and committee charters, is located under the Corporate Governance link on the CLMS Investor Relations section of our website at www.calamos.com/investors.

Code of Business Conduct and Ethics

The board adopted a Code of Business Conduct and Ethics (Code of Conduct), which applies to all employees and directors of Calamos Asset Management. The Code of Conduct is posted under the Corporate Governance link on the CLMS Investor Relations section of our website at www.calamos.com/investors and is available in print to stockholders who request a copy from our Secretary at our principal executive offices. Interested parties may address a written request for a printed copy of the Code of Conduct to: Secretary, Calamos Asset Management, Inc., 2020 Calamos Court, Naperville, Illinois 60563. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct by posting such information on our website.

Board Leadership Structure

John P. Calamos, Sr. has served in the combined role of Chief Executive Officer and Chairman of the Board since we went public in 2004. We designated Thomas F. Eggers as our lead independent director in August 2012 and as our Non-Executive Vice Chairman in June, 2013.

The responsibilities of our Non-Executive Vice Chairman include, but are not limited to, the following:

•	assist the Chairman in respect of the responsibilities for the management, development and effective functioning of the board;

•	advise the Chairman and management as to the scope, quality, quantity and timeliness of the flow of information from the company’s management;

•	recommend to the Chairman and Chief Executive Officer the retention of consultants who report directly to the board;

•	assist in assuring compliance with the corporate governance policies and recommend revisions to those policies as appropriate;

•	communicate to the Chairman and Chief Executive Officer the views of the independent directors and the board committees;

•	serve as board’s liaison to Chief Executive Officer between meetings;

•	facilitate non-management director communications with each other and management;

•	serve as a liaison between the board and stockholders;

•

consult with the Chairman of the Board and other members of the board as to recommendations on membership and chairpersons of all the board committees and discuss such recommendations with the nominating and corporate governance committee and the board;

•	work with the Chief Executive Officer in guiding the nominating and corporate governance committee and the other non-management directors in conducting management succession planning;

•

assist and provide advice to the Chief Executive Officer in the identification and review of significant strategic, organizational and financial issues and performance and the development of effective strategies to deal with such issues; and

•	assist and provide advice to the Chief Executive Officer in the implementation of strategic planning, key corporate initiatives and succession planning.

We are a “controlled company” within the meaning of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Calamos Family Partners. As a controlled company, we are not subject to the NASDAQ listing requirements that would otherwise require us to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iii) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

However, since our public offering in 2004, we have chosen to structure our board with a majority of independent directors each of whom serves on the audit, compensation and nominating and corporate governance committees. We believe the combined role of Chairman and Chief Executive Officer does not dilute the influence or effectiveness of our independent directors or our board as a whole. As described below, each of these committees has significant and meaningful authority and duties.

Risk Oversight

The board has overall responsibility for risk oversight but has delegated the primary role of assisting the board in ensuring the company has an appropriate risk oversight process to our audit committee. Our compliance and internal audit departments are significantly involved in risk management and have designed programs to help assess, monitor and manage the risks and exposures faced by the company. The company’s Enterprise Risk Management Committee, with delegates from the major operational functions, helps ensure that risk management decisions are aligned with the company’s strategies, made on an informed basis and shared across the organization.

With respect to overall employee compensation policies and practices, our compensation committee considers whether these policies and practices support reasonable risk-taking consistent with our strategic objectives. We believe our compensation program for all employees maintains an appropriate linkage between creating and maintaining value for our stockholders and motivating and rewarding our employees. Our incentive compensation plan encourages a long-term view of company growth and success and mitigates some of the risks typically associated with managing for short-term results. Based on the foregoing, we do not believe risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the company.

Committee Membership and Meetings

The table below provides current membership information for the audit, compensation and the nominating and corporate governance committees.

	Audit	Compensation	Nominating and Governance
Thomas F. Eggers	—	M	M
Richard W. Gilbert	C	M	M
Keith M. Schappert	M	C	M
William N. Shiebler	M	M	C

M — Member

C — Chairman

Below is a description of each standing committee of the board. The board has affirmatively determined that each standing committee consists entirely of independent directors pursuant to rules established by NASDAQ and promulgated under the Securities Exchange Act of 1934, as amended.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee has the following responsibilities, among other functions:

•	identifying individuals qualified to serve as our directors;

•	recommending qualified individuals for election to our board of directors;

•	recommending to our board the directors to serve on each of our board committees; and

•	developing and recommending corporate governance guidelines to the board.

The nominating and corporate governance committee charter is posted under the Corporate Governance link on the CLMS Investor Relations section of our website at www.calamos.com/investors. A copy of the charter also may be obtained by making a written request to our Secretary at our principal executive offices.

Criteria for board nomination.    The committee considers the appropriate balance of experience, skills and other characteristics required of board members; seeks to ensure that at least a majority of the directors are independent under NASDAQ rules; and requires that members of the audit committee meet the financial literacy requirements under NASDAQ rules. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business and willingness to devote adequate time to board duties. We do not have any formal policy regarding diversity in identifying nominees for a director position but consider diversity among the other noted qualities and characteristics.

Board nomination process.    The process for identifying and evaluating nominees to the board of directors is initiated by identifying a slate of candidates who meet the above-referenced criteria for selection as a nominee and have the specific qualities or skills being sought based upon input from board members. The committee generally considers re-nomination of incumbent directors provided that they continue to meet the board’s qualification criteria. New director candidates may be identified by members of the board as well. Candidates are evaluated by their biographical information, qualifications and references. Qualified nominees are interviewed by the board chairman and members of the committee. The committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend a candidate to the board. The board selects nominees to be presented for the approval of the stockholders or for election to fill a vacancy. Although the committee prefers to consider nominees identified by the board, the committee will consider stockholder recommendations of proposed director nominees that are received timely. The committee uses a similar process to evaluate candidates recommended by stockholders.

To recommend a prospective nominee for the committee’s consideration, please submit the candidate’s name and qualifications to our Secretary at our principal executive offices. Submissions must include (A) as to each proposed nominee: (1) the name, age, business and residence addresses and principal occupation or employment of the proposed nominee, (2) the class and number of shares of capital stock of the company, if any, which are beneficially owned or owned of record by the proposed nominee, and (3) any other information relating to the proposed nominee that would be required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; and (B) as to the stockholder giving notice: (1) the name and record address of the stockholder, (2) the class and number of shares of capital stock of the company that are beneficially owned or owned of record by the stockholder, (3) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons pursuant to which the nomination(s) are to be made by the stockholder, (4) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice and (5) any other information relating to the stockholder that would be required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. The notice must be accompanied by a written consent of each proposed nominee being named as a nominee and to serve as a director if elected. Recommendations must be received between March 5, 2015 and April 4, 2015 to be considered for nomination at the 2015 annual meeting of stockholders.

Audit Committee

The audit committee is responsible for assisting the board’s oversight of:

•	the quality and integrity of financial statements and related disclosure and systems of internal controls;

•	the independent auditor’s qualifications and independence;

•	the performance of the internal audit function; and

•	compliance with legal and regulatory requirements.

The audit committee is a separately designated standing audit committee established in accordance with the Securities Exchange Act of 1934, as amended. In addition, the audit committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including approval of all services and fees of the independent auditors. The audit committee meets with the independent auditors and reviews the scope of their audit, reports and recommendations.

The audit committee operates under a written charter adopted by the board, a copy of which is posted under the Corporate Governance link on the CLMS Investor Relations section of our website at www.calamos.com/investors. A copy of the charter also may be obtained by written request to our Secretary at our principal executive offices.

Each current member of the audit committee (1) meets the heightened independence standards for audit committee members under SEC rules currently in effect and (2) has the accounting or financial management expertise required for audit committee members under NASDAQ rules. The board has determined that Mr. Shiebler is qualified as an audit committee financial expert within the meaning of the SEC rules.

Compensation Committee

The compensation committee has the following responsibilities, among other functions:

•	recommending the compensation of our directors, including equity-based compensation, to our board for approval;

•

reviewing and approving corporate goals and objectives to serve as the basis for the chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of the goals and, based on such evaluation, determining the chief executive officer’s compensation;

•	determining the total compensation for our named executive officers (as reflected in the summary compensation table below);

•	with respect to our equity-based compensation plans, approving the grants of stock options and other equity-based incentives for employees as permitted under our compensation plans; and

•	reviewing and making recommendations to our board regarding new employment, consulting, retirement and severance agreements and arrangements proposed for our senior executives.

The compensation committee charter is posted under the Corporate Governance link on the CLMS Investor Relations section of our website at www.calamos.com/investors. A copy of the charter may also be obtained by making a written request to our Secretary at our principal executive offices.

Information on the committee’s processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below.

Attendance at Board and Committee Meetings and Annual Meeting of Stockholders

For the fiscal year ended December 31, 2013, the board held eleven meetings, the audit committee held eight meetings, the compensation committee held ten meetings, and the nominating and corporate governance committee held seven meetings. Each director and committee member serving at the time attended all of their respective board and committee meetings.

Under the company’s corporate governance guidelines, directors are expected to prepare for and use reasonable efforts to participate in all board meetings and meetings of committees on which they serve. To promote open discussion among the directors who are not officers or employees of our company, these non-management directors, who also serve as members of each of the board’s committees, generally meet in executive session after regularly scheduled meetings. The board has a policy encouraging director attendance at annual meetings of stockholders. Our 2013 stockholder meeting was attended by all the current director nominees.

DIRECTOR COMPENSATION

Director Compensation Table for 2013

The following table provides compensation information for non-employee directors of the company for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
G. Bradford Bulkley (2)	46,753	48,003	—	5,141	99,897
Thomas F. Eggers	253,667	48,003	—	—	301,669
Richard W. Gilbert	113,667	48,003	—	—	161,669
Arthur L. Knight (2)	10,917	—	—	—	10,917
Keith M. Schappert	107,694	48,003	—	—	155,697
William N. Shiebler	107,694	48,003	—	—	155,697

(1)

Represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 718. Assumptions used in the calculation of these amounts are set forth in footnote 14 to the company’s audited financial statements for the fiscal year ended December 31, 2013, which are included in the company’s Annual Report on Form 10-K filed with the SEC on March 14, 2014. On March 3, 2014, each non-employee director at the time received 4,058 restricted stock units (RSUs).

(2)

Messrs. Bulkley and Knight departed from the board in 2013. Mr. Gilbert held 4,563 RSU’s and 19,406 stock options at December 31, 2013. Messrs. Schappert and Shiebler each held an aggregate of 4,563 RSU’s and Mr. Eggers held an aggregate of 8,466 RSUs, respectively, as of December 31, 2013.

As of June 1, 2013, our non-employee directors receive an annual retainer fee of $100,000, payable in quarterly installments. In addition, there are annual supplemental retainers (payable quarterly) of: $150,000 for the non-executive vice chairman; $10,000 for the chairperson of the audit committee; and $5,000 each for the chairpersons of the compensation committee and the nominating and corporate governance committee. Prior to June 1, 2013, our non-employee directors received an annual retainer fee of $50,000, payable in quarterly installments, and a meeting attendance fee of $2,500 for each board meeting attended in person and $1,500 for each board meeting attended telephonically. Our lead independent director had received an annual supplemental retainer of $50,000 (payable quarterly). The meeting attendance fee for the audit committee was $1,250 per meeting and $1,000 per meeting for each of the compensation committee and the nominating and corporate governance committee. Non-employee directors have also been awarded RSUs and stock options pursuant to the company’s incentive compensation plan. Directors who are officers or employees of Calamos Asset Management do not receive additional compensation for serving as a director. We reimburse all directors for reasonable and necessary expenses incurred in performing their duties as directors.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the Class A common stock beneficially owned as of February 28, 2014, by (1) the Calamos Family, which includes Calamos Family Partners, John P. Calamos, Sr. (a director nominee and named executive officer) and John P. Calamos, Jr., (2) each non-management director, (3) each other management director, (4) each other named executive officer, (5) each other stockholder known to us to beneficially own more than 5% of our total outstanding Class A common stock and (6) all director nominees and executive officers as a group. All of our outstanding Class B common stock is held by Calamos Family Partners. Further note that Class A common stock purchased under our share repurchase program are by Calamos Investments LLC and not directly for the individual, personal accounts of John P. Calamos, Sr.

Name of Beneficial Owner	Amount of Beneficial Ownership** (Shares)		Percent of Class A Common Stock		Percent of Class A Common Stock Assuming Exchange(1)
Calamos Family:
Calamos Family Partners (excluding shares held by Calamos Investments)	73,572,135		7.72%		78.56%
Calamos Investments	1,415,685		6.51%		1.51%

Total	74,987,820	(2)	14.23%		80.07%
Non-Management Directors:
Thomas F. Eggers	—		—		—
Richard W. Gilbert	35,759	(3)	*		*
Keith M. Schappert	—		—		—
William N. Shiebler	—		—		—
Other Management Director:
Gary D. Black	—		—		—
Other Named Executive Officers:
Nimish S. Bhatt	86,824	(4)	*		*
Other 5% Beneficial Owners:
BlackRock, Inc.	2,174,013		10.6	%(5)	2.35%
Morgan Stanley	1,158,590		5.6	%(6)	1.25%
Total outstanding Class A Shares			20,656,181		92,547,206
All director nominees and executive officers as a group (10 persons)	74,546,710	(7)	12.86%		80.55%

*	Less than 1%.

**	Unless otherwise indicated, beneficial ownership means the sole power to vote and dispose of shares.

(1)

Assumes the Calamos Interests: (i) exchange their ownership in Calamos Investments for shares of our Class A common stock, and (ii) convert their shares of our Class B common stock for shares of our Class A common stock. See footnote 2 below.

(2)

Includes (i) ownership interest in Calamos Investments and 100 shares of our Class B common stock which are exchangeable and convertible, respectively, on demand for our Class A common stock, which represents 71,891,025 Class A common shares; 344,677 Class A common shares and 765,768 vested, unexercised options held by John P. Calamos, Sr.; 6,972 Class A common shares held by John P. Calamos, Sr.’s spouse; and 224,156 Class A common shares and 339,537 vested, unexercised options held by John P. Calamos, Jr.; and (ii) approximately 77.7% ownership interest in Class A common stock held by Calamos Investments, which represents 1,415,685 Class A common shares.

The formula for exchanging ownership interest in Calamos Investments for Class A common shares is set forth in Calamos Asset Management’s Second Amended and Restated Certificate of Incorporation. Under the Second Amended and Restated Certificate of Incorporation, the number of shares of Class A common stock issuable to Calamos Family Partners upon an exchange of any or all of their interests in Calamos Investments will be determined by reference to a value of Calamos Asset Management’s shares and assets, as determined by a majority of the independent directors of our board. This board valuation of shares may be different from a value based on NASDAQ Global Select Market closing price if, for example, it is determined that the share price is not fully reflective of the assets other than Calamos Asset Management’s interest in Calamos Investments (Other Assets). Therefore, the number of shares of Class A common stock issuable in such an exchange will involve subjective estimates and judgments based on prevailing facts and circumstances. The share total disclosed herein reflects the maximum number of Class A common stock that would have been issued to the Calamos Interests upon exchange as of February 28, 2014, approximately 71.9 million shares. It should be noted that the number of shares issued to Calamos Family Partners upon an exchange will decrease to the extent value is ascribed to the Other Assets and such value is determined to be incorporated in the share price. Also, pursuant to our Second Amended and Restated Certificate of Incorporation, Calamos Family Partners, as a holder of shares of Class B common stock, is entitled to a number of votes per share equal to ten (10) multiplied by the sum of (A) the aggregate number of shares of Class B common stock held, and (B) (I) the product of (x) the ownership interest held in Calamos Investments by such holder, taken to eight decimal places, and (y) 100,000,000, divided by (II) the number of shares of Class B common stock held. Calamos Family Partners’ interest represents approximately 97.4% of the votes of the holders of the common stock of the company. John P. Calamos, Sr. and John P. Calamos, Jr. own and serve as directors of Calamos Family Partners. John P. Calamos, Sr. has a controlling interest in Calamos Family Partners and is deemed to beneficially own all of Calamos Family Partner’s interest in Calamos Investments and all 100 shares of our Class B common stock. The mailing address for each of Calamos Family Partners, John P. Calamos, Sr. and John P. Calamos, Jr. is c/o Calamos Asset Management, Inc., 2020 Calamos Court, Naperville, Illinois 60563.

(3)	Includes 19,406 vested, unexercised options.

(4)	Includes 47,212 vested, unexercised options.

(5)	Based on information disclosed in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 10, 2014. BlackRock, Inc.’s mailing address is 40 East 52nd Street, New York, New York 10022.

(6)	Based on information disclosed in a Schedule 13G filed by Morgan Stanley with the SEC on January 28, 2014. Morgan Stanley’s mailing address is 1585 Broadway, New York, New York 10036.

(7)

With the exception of John P. Calamos, Jr., includes the holdings described in footnote 2 above, 407,613 Class A common shares and 832,386 unexercised options which are or will vest in the next 60 days.

EXECUTIVE OFFICERS OF THE REGISTRANT

Listed below is the name, age, and principal occupation for our executive officer who is not also a director:

Nimish S. Bhatt, 50, is our Senior Vice President and Chief Financial Officer. Mr. Bhatt served as our Senior Vice President and Interim Chief Financial Officer from May 2011 until November 2011. Before taking on the additional role of Interim Chief Financial Officer, Mr. Bhatt was our Senior Vice President and Director of Operations since 2004.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The current members of the compensation committee are Thomas F. Eggers, Richard W. Gilbert, Keith M. Schappert and William N. Shiebler, none of whom ever served as an officer or employee of the company or any of its subsidiaries.

None of the executive officers of the company have served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the following Compensation Discussion and Analysis section. Based on that review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Respectfully submitted:

COMPENSATION COMMITTEE

Keith M. Schappert (Chairman)

Thomas F. Eggers

Richard W. Gilbert

William N. Shiebler

The Compensation Committee Report does not constitute soliciting material and shall not be deemed incorporated by reference or filed into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions relating to the executive officers’ compensation for 2013. This information describes the manner and context in which compensation is earned by and awarded to our executive officers and provides perspective on the tables and narrative that follows.

In reviewing the discussion and compensation tables and narratives that follow, you are encouraged to bear in mind that as a result of our structure, the cost of compensating our executive officers and employees is incurred by Calamos Investments. As noted at the outset of this proxy statement, Calamos Investments is owned 77.7% by the Calamos Interests and 22.3% by Calamos Asset Management.

Overview of Our Executive Compensation Program

Our guiding business principle is to exceed client expectations in delivering risk-adjusted investment performance. Our corporate culture places a high value on teamwork, delivering in-depth fundamental research, seeking continuous improvement and delivering outstanding client service. We believe adherence to this principle and maintenance of this culture will contribute to long-term success for our company and growth in stockholder value.

Our compensation philosophy and performance-based compensation program is designed to be in line with our business principles. Our compensation program helps us recruit, motivate and retain executive officers who will advance our business principles, embrace our values and help us meet or exceed our strategic objectives with the overall objective of improving long-term stockholder value.

With respect to overall employee compensation policies and practices, our compensation committee considers whether these policies and practices support reasonable risk-taking consistent with our strategic objectives. We believe our compensation program for all employees maintains an appropriate linkage between creating and maintaining value for our stockholders and motivating and rewarding our employees. We believe our incentive compensation plan encourages a long-term view of company growth and success and mitigates some of the risks typically associated with managing for short-term results. Based on the foregoing, we do not believe the risks arising from these compensation policies and practices are reasonably likely to have a material adverse effect on the company.

Executive Summary — 2013 Performance and Executive Compensation

Core to our business performance is our assessment of the economic outlook and expectations for investment returns across the various asset classes, as these guide the decisions we make in managing assets for the funds and clients we serve. Although most of our investment strategies improved relative to 2012, operating income and non-GAAP net income attributable to Calamos Asset Management for 2013 was significantly down compared to the prior year. Highlights for 2013 included the following:

•	sustained positive flows into the alternative strategies;

•	improved net flows within reopened Calamos Funds;

•	expanded the number of investment products; and

•	maintained balance sheet strength, with high levels of liquidity relative to debt.

Given our performance-based compensation program, our Chief Executive Officer’s compensation in 2013 was significantly below that of 2012, primarily due to a 42% reduction in short-term incentive compensation. This reduction was driven by the company falling below all three of its target measures as more fully described below. In addition, in response to our reduced financial performance, long-term incentive awards were significantly below target levels, as has been the case each year since the economic downturn in 2008.

What are the objectives of the company’s executive compensation program?

Our compensation program for our executive officers is designed to meet the following objectives:

•	attract and retain top-tier talent within the investment management industry;

•	link total compensation to individual, team and company performance; and

•	align executives’ interests with the company’s stockholders.

We meet these objectives with a compensation program that reflects the compensation practices of our industry by placing selective emphasis on base salary and by focusing the substantial amount of the compensation which our Chief Executive Officer and other executive officers may earn on performance-based short-term (annual) cash incentive and long-term equity-based compensation. The compensation earned by our Chief Executive Officer for 2013 was comprised of the following components:

BASE SALARY	SHORT-TERM (ANNUAL) INCENTIVE	LONG-TERM EQUITY INCENTIVE	OTHER
18%	37%	39%	6%

What is the company’s executive compensation program designed to reward?

Our compensation philosophy calls for a strong alignment between the interests of our executive officers and the company’s goals to ensure that our executive compensation program supports the company’s strategies. Our executive compensation program is designed to reward ongoing contributions to our success. Executives who perform at superior levels in achieving the company’s key corporate objectives receive superior levels of compensation. The total compensation package rewards past performance and encourages future contributions to achieving the company’s strategic goals and enhancing stockholder value.

We emphasize incentive compensation in our overall compensation package for executives. Our short-term incentive program ties non-equity incentive plan compensation opportunities to our annual performance against goals based on our strategic objectives. Our long-term incentive program uses RSUs to focus the long-term compensation opportunity squarely on the value of our stock.

Who is responsible for administering the company’s executive compensation program?

Our executive compensation program is administered by the compensation committee of the board of directors. See the Nominees section for information on the committee members and the Corporate Governance section for additional information on the committee’s other responsibilities.

What process has the committee followed to implement the executive compensation program?

The committee convenes meetings throughout the year to discuss and review compensation matters. Further, the committee conducts an annual review of the compensation program for our executive officers.

In the annual review, the committee reviews: (i) an analysis of compensation survey data specific to the investment management industry, (ii) the company’s existing program, as described in tally sheets, summarizing compensation packages for the company’s executive officers, and (iii) our incentive compensation plan and our employment agreements. The committee also seeks and receives input on our executive compensation program from the Chief Executive Officer, other executive officers and the human resources team. Decisions on annual short-term incentive plan payments are made based on year-end results. Overall target compensation and equity awards for the current year are typically determined and made at the beginning of the year.

The survey data reviewed by the committee compares the company’s levels of executive compensation against a group of public companies in the investment management industry, as compiled by McLagan, a leading industry consultant. For 2013, the group was as follows:

Affiliated Managers Group	GAMCO Investors, Inc.

Alliance Bernstein L.P.	Invesco Ltd.

Black Rock, Inc.	Janus Capital Group, Inc.

BNY Mellon	Lazard

Cohen & Steers, Inc.	Legg Mason

Eaton Vance Corp.	State Street Corp.

Federated Investors, Inc.	T. Rowe Price Group, Inc.

Franklin Resources, Inc.	Virtus Investment Partners, Inc.

Although all of these companies are larger than our company, the committee believes the data relating to the group to be appropriate for purposes of informing the committee with respect to market compensation levels and practices as we compete with these firms for clients and talent. We refer to this group as the “industry peer group.”

With respect to survey and industry peer group data, the committee recognizes that reported positions in the compiled data will not exactly match the positions at our company. For example, Mr. John P. Calamos, Sr. serves a dual role as our Chief Executive Officer and Global Co-Chief Investment Officer. As a result, when reviewing the data, the committee factors into its review the authority, experience, performance and responsibilities of each executive.

What other information does the committee consider when making executive compensation decisions?

In addition to survey and other data relating to the competitive landscape, the committee also reviews tally sheets which set forth detailed information relating to the compensation of each executive officer and a comparison of the individual elements of compensation against the industry peer group. The committee takes this information into account as it makes determinations on an executive’s current compensation. Other information provided to the committee includes the expense of compensation and benefits. The committee is provided information related to the anticipated costs that will be incurred as a result of the actions under consideration, as well as performance measures of the company.

What are the individual components of the executive compensation program and why does the company choose to pay them? How are the amounts for each component of executive compensation determined?

When determining compensation, the committee considers the employment agreements entered into by the company with John P. Calamos, Sr. and Gary D. Black. These agreements provide the executive certainty with respect to his positions, duties, responsibilities and authority, as well as compensation and provisions relating to termination of employment. Under the employment agreements, the executive officer has agreed that while employed and for certain periods after termination of employment:

•	not to use or disclose any confidential information relating to our company;

•

not to be involved in any investment management business other than ours or provide any investment management services with or for any person, entity or organization other than our company, except as may be permitted by a vote of our independent directors;

•

except as required by law, not to use or refer to the Calamos name or the name of any of our funds or accounts, or the investment performance of any of our funds or accounts, in any public filing, advertising or marketing materials relating to any product or service that competes with any of our products or services; and

•	not to solicit any of our clients or solicit or retain any of our employees.

As a condition to the receipt of certain incentive compensation, the committee has required restrictive covenants for our other executive officers.

The primary components of our compensation program are base salary, short-term incentive compensation and long-term incentive compensation.

Salary.    Salaries are set and reviewed annually with reference to industry peer group data, the authority, experience, and responsibilities of the executives, as well as the executive’s performance. As noted above, the committee also considers the employment agreements we entered into with John P. Calamos, Sr. and Gary D. Black. Further, in the case of John P. Calamos, Sr., his base salary also recognizes the fact that he serves a dual role as both the Chief Executive Officer and Global Co-Chief Investment Officer.

Salaries are also influenced by our performance. In 2013, no increases were made to the base salaries of the named executive officers.

The base salary of John P. Calamos, Sr. was last changed to $820,000 in February 2007; however Mr. Calamos continued his voluntary base salary reduction in 2013 at $720,000.

Mr. Black’s starting and current salary remains at $500,000.

Mr. Bhatt’s annual salary was last increased to $300,000 after his promotion to Chief Financial Officer (from interim Chief Financial Officer) in November 2011.

As previously reported, Mr. Zipfel’s and Mr. Boyne’s employment were terminated February 28, 2013 and September 30, 2013, respectively. Mr. Zipfel’s annual salary was $330,000 and Mr. Boyne’s annual salary was $375,000.

The Summary Compensation Table provides information on salaries earned by the named executive officers in 2013.

Short-Term Incentives.    Each of the executive officers participates in the company’s short-term incentive compensation program. Those officers with employment agreements have a target payout opportunity expressed as a percentage of annual salary. Our other executive officers participate in the program with target payout percentages based on competitive market data and internal pay considerations. In keeping with industry practice, the annual incentive payout opportunity is a significant portion of the total compensation package. The committee uses variously weighted key corporate objectives and consideration of individual achievement as the performance metrics for determining annual bonuses.

For 2013, the key corporate objectives and weightings for our executive officers were:

•	33% — distribution effectiveness, as measured by net sales excluding closed products, and new product effectiveness;

•	34% — portfolio performance, as measured by rankings and ratings of the Calamos mutual funds relative to their peer group; and

•	33% — financial performance, as measured by non-GAAP earnings per share and operating margin.

The committee also weighs discretionary factors based on evaluation of an executive’s performance, including performance on special projects, dedication and efforts, experience, and expectations for future contributions in achieving the company’s strategic goals and enhancing stockholder value.

Long-Term Incentives.    The committee believes that long-term equity-based incentives are an important part of the overall compensation package and are a crucial part of the pay-for-performance approach. The company’s incentive compensation plan provides for equity-based and cash-based awards. Since the economic downturn in 2008, the committee has granted equity-based awards using RSUs. The committee sets guidelines for the value of equity awards to be granted based on competitive compensation data. The committee believes RSUs provide a greater retention effect to our executive officers than stock options given the volatility of our stock price as RSUs will deliver economic value even if the price of our stock were to decrease below the grant date price. Typically, annual grants are approved at the beginning of the year following our year-end earnings announcement. The committee also has made grants at other times, primarily in connection with promotions or new hires.

Under the employment agreements, the executive is eligible for awards made under our incentive compensation plan and is eligible for an expected minimum annual award expressed as a multiple of his base salary.

Restricted Stock Units.    Each RSU equals a share of common stock. RSUs vest if the recipient remains employed by the company for a prescribed period of time. Historically the vesting period has generally been six years, with one-third vesting per year beginning four years from the grant date, and full vesting occurring at the end of the sixth year following the date of grant. This time period has been reduced to four years for awards granted in 2014. Beginning with the 2014 equity awards, one-fourth of the RSUs will vest on each of the second and third anniversary date of grant, with the remaining one-half vesting on the fourth anniversary of the grant date.

See the tables on Summary Compensation, Grants of Plan-Based Awards, Outstanding Equity Awards, and Option Exercises and Stock Vested for more information on RSUs and stock options granted to the Chief Executive Officer and the other named executive officers.

Retirement Benefits.    All the executive officers participate in the company’s 401(k) profit sharing plan as do other employees of the company.

Executive Perquisites.    The company provides the executive officers with perquisites that the committee believes are reasonable and consistent with its overall compensation program. The committee periodically reviews the levels of perquisites provided to executive officers. One such perquisite is personal aircraft usage which is provided in part for security reasons by protecting the well-being of individual travelers and in part to enhance the efficiency of our executives while ensuring privileged information regarding corporate activities is not compromised. See the Summary Compensation Table for information regarding the perquisites received by our named executive officers.

Severance and Change in Control Benefits.    Our employment agreements and plans have provisions which obligate us to pay severance or other benefits upon termination of employment or in the event of a change in control. We have included these provisions in furtherance of the retention value of these agreements and programs.

See the Potential Payments section below for a discussion of potential payments due to our named executive officers in the event of termination of employment or a change in control.

What decisions were made with respect to 2013?

The committee conducted its annual review of compensation, determined long-term incentive awards, base salaries and performance goals. The salaries and long-term incentive awards are reflected in the tables that follow. The compensation committee did not increase the base salaries of the Chief Executive Officer or other named executive officers for 2013. Due to reduced financial performance, in 2013 the long-term incentive awards for Messrs. Calamos and Bhatt were less than 50% of target award levels and Mr. Black’s award was 67% of his target award level.

As part of its year-end process, the committee approved the payment of 2013 short-term non-equity incentive (annual bonus) awards. The committee noted that the company fell below all three target measures. Each measure was comprised of two or more components which were weighted and scored based on 2013 results as follows:

•

Distribution effectiveness, as measured by net sales (excluding closed products), and new product effectiveness: Net sales (excluding closed products) of a negative $6.9 billion and new product effectiveness of $0.1 billion fell far below our thresholds and resulted in zero scoring out of a 33% target score for this component;

•

Portfolio performance, as measured by rankings and ratings of the Calamos mutual funds relative to their peer group: Compared to peer rankings over the one-, three- and five- year periods, 40% of our funds placed in the top half of the peer rankings compared to the target of 70%; asset-weighted percentile rankings over the one-, three- and five- year periods of 48.2% compared to the target of the top 40%; and 58% asset weighted percentile rankings over one year for certain of our funds compared to a 40% target, producing a combined portfolio performance score of 26% out of a target score of 34% for this component; and

•

Financial performance, as measured by non-GAAP[1] earnings per share and operating margin: The company fell just below its target measure of Non-GAAP earnings per share and fell below its threshold measure for operating margin. Non-GAAP earnings per share of $0.92 compared to a target of $1.00 and operating margin of 28.9% compared to a target of 29.0% resulted in a score of 16.1%; below the 33% target score for this component.

Combining these scores produced an overall score of 42.1%.

In accordance with their employment agreements and consistent with industry practice, the target annual incentive for Messrs. Calamos and Black was 600% and 300% of their base salary, respectively. In determining the 2013 short-term incentive for Mr. Calamos, the committee considered the overall score of 42.1%, but also noted the decline in the company’s operating income compared to 2012. As a result, the committee approved a 2013 short-term incentive of approximately 32% of his target incentive, more than 40% below his 2012 annual incentive. For Mr. Black, the committee considered Mr. Calamos’ evaluation of Mr. Black’s performance and his recommendation for an annual incentive award reflecting Mr. Black’s efforts in building our investment team and the improved performance of many of our investment products. Based on these considerations, the committee approved a 2013 annual incentive for Mr. Black of approximately 83% of his target.

For 2013, Mr. Bhatt was eligible to receive an annual incentive within a range of 0% to 125% of base salary. Based upon Mr. Calamos’ evaluation of Mr. Bhatt’s performance, which noted Mr. Bhatt’s successful efforts as our chief financial officer and management transition caused by the departure of other officers, the committee approved an annual incentive of approximately 73% of his base salary.

[1]	See Appendix A for a more detailed description of non-GAAP financial measures and a reconciliation of such adjusted measures to the most related GAAP financial measures.

Summary Compensation Table for 2013

The following table provides compensation information for our Chief Executive Officer, our Chief Financial Officer, and our one remaining highly compensated executive officer of the company who served in such capacity at year end 2013 (collectively, our named executive officers) and two additional individuals who served as executive officers during 2013.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
John P. Calamos, Sr.,	2013	720,000	—	1,500,005	—	1,574,400	140,210	(2)	3,934,615
Chairman, Chief	2012	720,000	—	1,150,001	—	2,700,000	175,117		4,745,117
Executive Officer and	2011	720,000	—	1,150,008	—	3,690,000	169,420		5,729,428
Global Co-Chief
Investment Officer
Nimish S. Bhatt,	2013	300,000	—	125,009	—	275,000	32,245	(3)	732,254
Senior Vice President,	2012	300,000	—	150,011	—	253,125	46,217		749,353
Chief Financial Officer	2011	291,515	—	145,010	—	281,250	39,413		757,188
Gary Black,(4)	2013	500,000	—	1,000,010	—	1,250,000	22,031	(5)	2,772,041
Executive Vice President	2012	166,667	1,000,000	—	—	—	130		1,166,797
and Global Co-Chief
Investment Officer
James J. Boyne,(6)	2013	278,125	—	600,008	—	—	2,155,050	(7)	3,033,184
Former President,	2012	350,000	—	600,006	—	850,000	48,205		1,848,211
Chief Operating	2011	350,000	—	500,007	—	600,000	39,623		1,489,630
Officer
Randall T. Zipfel, (8)	2013	55,000	—	—	—	—	263,934	(9)	318,934
Former Senior Vice	2012	330,000	—	100,011	—	309,375	46,251		785,637
President, Chief	2011	330,000	—	200,005	—	309,375	39,269		878,650
Administrative
Officer

(1)

Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in footnote 14 to the company’s audited financial statements for the fiscal year ended December 31, 2013, which are included in the company’s Annual Report on Form 10-K filed with the SEC on March 14, 2014.

(2)

Includes, among other items, $106,621 dividend equivalent payment for RSUs; $11,864 for personal aircraft usage and $21,521 for 401(k) profit sharing and matching contributions. For 2013, the aggregate incremental cost for personal use of corporate aircraft is determined by using the full charter cost on a per-flight basis (including costs related to fuel, on-board catering, landing and parking fees, navigation fees, crew accommodations and meals and similar trip-related items). Where an executive’s family member accompanies an executive on business travel, only the excess cost associated with the family member is included as incremental cost.

(3)	Includes, among other items, $10,214 dividend equivalent payment for RSUs; and $21,521 for 401(k) profit sharing and matching contributions.

(4)	Employment commenced on August 31, 2012.

(5)	Includes $21,521 for 401(k) profit sharing and matching contributions.

(6)	Employment terminated on September 30, 2013.

(7)	Includes, among other items, an aggregate of $2,140,767 payable under the Separation Agreement related to the termination of employment on September 30, 2013.

(8)	Employment terminated on February 28, 2013.

(9)	Includes, among other items, an aggregation of $250,950 payable under the Separation Agreement related to the termination of employment on February 28, 2013.

Grants of Plan-Based Awards for 2013

During 2013, awards of non-equity incentive plan compensation and stock awards were granted pursuant to our incentive compensation plan to our named executive officers, as indicated in the table below. With respect to the non-equity incentive plan awards, the table shows the range of possible payouts.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards Per Share ($)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name		Threshold ($)	Target ($)	Maximum ($)
John P. Calamos, Sr.		—	4,920,000	7,380,000
	02/14/13				142,586			1,500,005
						—	—
Nimish S. Bhatt		—	375,000	375,000
	02/14/13				11,883			125,009
						—	—
Gary D. Black		—	1,500,000	1,500,000
	02/14/13				95,058			1,000,010
						—	—
James J. Boyne		—	937,500	937,500
	02/14/13				57,035			600,008
						—	—
Randall T. Zipfel		—	412,500	412,500
	02/14/13				—			—
						—	—

(1)

Represents restricted stock unit awards, which vest in three equal annual installments commencing February 14, 2017 (subject to continual employment, except in certain circumstances) and acceleration upon a change in control.

(2)

Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in footnote 14 to the company’s audited financial statements for the fiscal year ended December 31, 2013, which are included in the company’s Annual Report on Form 10-K filed with the SEC on March 14, 2014.

Outstanding Equity Awards at Year End 2013

The following table provides information regarding unexercised options and other equity incentive plan awards for our named executive officers outstanding as of December 31, 2013. The awards vest as provided in the footnotes, subject to continued employment, except in certain circumstances, and acceleration of vesting upon a change in control.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(8) ($)
John P. Calamos, Sr.	177,273	—		18.00	10/27/14	—		—
	112,500	—		28.76	02/14/15	—		—
	133,362	—		35.43	02/14/16	—		—
	168,603	—		27.58	02/14/17	—		—
	116,020	58,010	(1)	19.79	02/14/18	19,337	(2)	228,950
						55,127	(3)	652,704
						90,766	(4)	1,074,669
						86,990	(5)	1,029,962
						93,496	(6)	1,106,993
						142,586	(7)	1,688,218
Nimish S. Bhatt	12,545	—		18.00	10/27/14	—		—
	3,375	—		17.80	02/14/16	—		—
	11,507	—		17.80	02/14/17	—		—
	13,190	6,595	(1)	19.79	02/14/18	2,198	(2)	26,024
						—		—
						4,874	(3)	57,708
						13,734	(4)	162,611
						10,969	(5)	129,873
						12,196	(6)	144,401
						11,883	(7)	140,695
Gary D. Black	—	—		—	—	95,058	(7)	1,125,487
James J. Boyne	—	—		—	—	—		—
Randall T. Zipfel	—	—		—	—	—		—

(1)	Stock options vest at the rate of 33 1/3% per year, with vesting dates of February 15, 2012, 2013 and 2014.

(2)	RSUs vest at the rate of 33 1/3% per year, with vesting dates of February 15, 2012, 2013 and 2014.

(3)	RSUs vest at the rate of 33 1/3% per year, with vesting dates of May 7, 2013, 2014 and 2015.

(4)	RSUs vest at the rate of 33 1/3% per year, with vesting dates of February 9, 2014, 2015 and 2016.

(5)	RSUs vest at the rate of 33 1/3% per year, with vesting dates of February 15, 2015, 2016 and 2017.

(6)	RSUs vest at the rate of 33 1/3% per year, with vesting dates of February 15, 2016, 2017 and 2018.

(7)	RSUs vest at the rate of 33 1/3% per year, with vesting dates of February 14, 2017, 2018 and 2019.

(8)	Based on the NASDAQ Global Select Market closing price of $11.84 for the company’s Class A common stock on December 31, 2013, the last trading date of 2013.

Option Exercises and Stock Vested During 2013

The following table provides information on option exercises and vesting of stock in fiscal year 2013 by our named executive officers.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
John P. Calamos, Sr	—	—	65,633	720,227
Nimish S. Bhatt	—	—	6,298	68,887
Gary D. Black	—	—	—	—
James J. Boyne	—	—	4,832	55,158
Randall T. Zipfel	—	—	2,817	29,635

(1)	Based on the NASDAQ Global Select Market closing price of $10.52, $11.16 and $11.60 for the company’s Class A common stock on February 14, 2013, May 3, 2013 and May 6, 2013, respectively.

Potential Payments upon Termination or Change in Control

As noted in the Compensation Discussion and Analysis section, we have entered into employment agreements and maintain plans which obligate us to make payments and provide benefits to certain named executive officers in the event of termination of employment or a change in control. A summary of the terms of those employment and transition agreements and the potential payments is provided below.

Employment Agreements

John P. Calamos, Sr.    We entered into an employment agreement with John P. Calamos, Sr., effective October 26, 2004. Mr. Calamos serves as our Chairman, Chief Executive Officer and Global Co-Chief Investment Officer. On January 1, 2006, and on each subsequent January 1, Mr. Calamos’ agreement renewed or will renew for a three-year term, unless notice of non-renewal is given by the company or Mr. Calamos prior to any such January 1. The agreement, as amended, provides Mr. Calamos with a minimum annual base salary of $820,000, an annual discretionary target bonus of at least 600% of base salary and a maximum annual bonus opportunity of at least 150% of his target bonus. Mr. Calamos voluntarily reduced his annual base salary to $250,000 for 2009, to $425,000 for 2010 and to $720,000 for 2011, 2012 and 2013. Mr. Calamos participates in the benefit plans and programs generally available to our other senior executive officers. Under the agreement, Mr. Calamos is eligible to receive annual equity awards under our incentive compensation plan at the discretion of our compensation committee. Under the agreement, Mr. Calamos is expected to receive annual awards with a value equal to 400% of his base salary. Mr. Calamos’ employment agreement was amended effective as of January 1, 2009, through an Omnibus Amendment to comply with code section 409A of the Internal Revenue Code of 1986 and the regulations and other guidance issued thereunder.

Mr. Calamos is entitled to receive the following severance payments if we terminate his employment without “cause” or he terminates his employment for “good reason”:

•	any accrued base salary, bonus, vacation and unreimbursed expenses;

•	base salary for 36 months; and

•	continued health care coverage for 36 months at employee rates.

These severance benefits are subject to Mr. Calamos signing a release of claims against us, and complying with the restrictive covenants in his employment agreement. In the event Mr. Calamos accepts other full-time employment during his severance period, as specified in his employment agreement, the only remaining obligation of the company to Mr. Calamos (other than accrued base salary, bonus, vacation and unreimbursed expenses) will be to pay Mr. Calamos 50% of his remaining base salary payments, which will be paid in a lump sum. “Cause” is defined as: (i) willful breach of agreement or of any material company policy, (ii) misappropriation of assets, (iii) conviction of a felony or other serious crime, (iv) willful acts resulting in censure of Mr. Calamos or similar adverse action by the SEC or state regulator, (v) an act of fraud or gross moral turpitude, or (vi) continued willful failure to substantially perform assigned duties after notice and opportunity to cure. “Good reason” is generally defined as any of the following after notice and opportunity to cure: (i) the continued breach by us of any material provision of his agreement, (ii) any material adverse change in the status, position or responsibilities of Mr. Calamos, including a change in Mr. Calamos’ reporting relationship, (iii) assignment of duties to Mr. Calamos that are materially inconsistent with his position and responsibilities, (iv) the failure by us to assign his employment agreement to a successor to us, or failure of a successor to us to explicitly assume and agree to be bound by his employment agreement, or (v) delivery of notice to Mr. Calamos of non-renewal of his employment agreement.

If Mr. Calamos dies or becomes disabled, he or his estate will receive life insurance or disability insurance payments, as applicable, continued health care coverage for 18 months at employee rates (in the case of disability) and any accrued base salary, bonus, vacation and unreimbursed expenses.

If Mr. Calamos’ employment is terminated in connection with a change in control within two years of a change in control, he will receive the following:

•	any accrued base salary, bonus, vacation and unreimbursed expenses;

•	lump sum payment equal to base salary and bonus for 36 months;

•	24 months health care continuation, and two years of welfare benefits at employee rates; and

•	pro rata bonus for the year in which the termination occurs.

In general, a “Change in Control” is deemed to have occurred in the event that any person, entity or group (other than an employee benefit plan of the company or the Calamos Principals) shall become the beneficial owner of such number of shares of Class A and/or Class B Common Stock, and/or any other class of stock of the company, then outstanding that is entitled to vote in the election of directors (or is convertible into shares so entitled to vote) as together possess more than fifty percent (50%) of the voting power of all of the then outstanding shares of all such classes of voting stock of the company so entitled to vote.

In addition, other earned cash or incentive benefits vest and become payable, and equity awards will vest in full, upon such termination. These benefits are subject to Mr. Calamos signing a release of claims against us. Mr. Calamos’ employment agreement also includes a tax gross-up provision if excise taxes are imposed on Mr. Calamos for any amount, right or benefit paid or payable that is deemed to be an excess parachute payment.

Mr. Calamos has also entered into a non-competition agreement with us, pursuant to which he has agreed that, until three years after the termination of his employment with us for any reason, he will comply with the restrictive covenants described in the Compensation Discussion and Analysis above.

Gary D. Black.    We entered into an employment agreement with Gary D. Black, effective August 31, 2012. Mr. Black serves as our Executive Vice President and Global Co-Chief Investment Officer. The terms of Mr. Black’s employment agreement are substantially similar to the terms in our agreement with John P. Calamos, Sr., except that: (i) the term of the agreement is for one year with an automatic renewal feature; (ii) Mr. Black received an annual base salary of $500,000 with an annual discretionary target bonus and long-term incentive compensation each targeted at 300% of base salary; and (iii) Mr. Black’s severance and non-compete provision each are 6 months in duration.

Other Named Executive Officers.    We have not entered into an employment agreement with Mr. Bhatt. As part of his recruitment, we did enter into a letter agreement setting forth the particulars of our employment offer; including salary, position and compensation.

We entered into a termination agreement with Mr. Zipfel, pursuant to which he remained employed through February 28, 2013 and received, in part, a severance payment of $178,750 and a special payment of $72,200.

We entered into a separation agreement with Mr. Boyne, pursuant to which he remained employed through September 30, 2013. Under the separation agreement, Mr. Boyne reaffirmed his obligations under the company’s confidentiality and restrictive covenants agreement, agreed to enhanced non-competition restrictions through September 30, 2014 and he agreed to the cancellation of all of his outstanding equity awards. Provided Mr. Boyne complies with the separation agreement, Mr. Boyne will receive four special, quarterly payments of $535,191.75 each.

Potential Payments

The following table illustrates the incremental dollar amounts which would become payable to or received by the named executive officers currently employed with the company under various post-employment scenarios or a change in control. These amounts reflect certain assumptions made in accordance with the SEC rules applicable to this disclosure. Specifically, the termination of employment or change in control occurred on December 31, 2013 when our common stock on that day closed at $11.84. The amounts set forth below do not include payments and benefits not enhanced as a result of termination of employment or the change in control; such as benefits accrued under our tax-qualified 401(k) plan, accrued vacation pay, health plan continuation and similar amounts paid or made available to our salaried employees generally.

Scenario	John P. Calamos, Sr.(1) ($)	Nimish S. Bhatt ($)	Gary D. Black ($)
Voluntary resignation or for “cause” termination	5,781,496	—	—
Retirement	5,781,496	—	—
Death(2)	5,781,496	298,659	414,133
Disability(3)	5,788,977	298,659	414,133
Termination without “cause” or resignation for “good reason”(4)	8,253,297	—	250,000
Change in control but no termination(5)	5,781,496	661,311	1,125,487
Change in control and involuntary termination without “cause” or resignation for “good reason”(6)	30,576,867	661,311	1,125,487

(1)

Mr. John P. Calamos, Sr. has reached retirement eligibility (attainment of age 62 (age 55 for awards granted prior to 2014) and at least 10 continuous years of service within the Calamos organization). In the event Mr. Calamos were to voluntarily resign, retire or have his position terminated for any reason, all of his awards would continue to vest provided he remains retired from the investment management industry. We have assumed that John P. Calamos, Sr. would remain retired from the investment management industry and the amount shown reflects the value of the RSUs and “in the money” value of the stock options held by Mr. Calamos at December 31, 2013, assuming our stock price would remain constant throughout the vesting period.

(2)

Includes (a) “in the money” value due to accelerated vesting of all or a portion of the stock awards and stock options, based on December 31, 2013 stock value of $11.84 per share, as follows: John P. Calamos, Sr., $5,781,496; Nimish S. Bhatt, $298,659; and Gary D. Black, $164,133.

(3)

Includes (a) “in the money” value due to accelerated vesting of all or a portion of the stock awards and stock options as follows: John P. Calamos, Sr., $5,781,496; Nimish S. Bhatt, $298,659; and Gary D. Black, $164,133 and (b) health plan continuation benefits for John P. Calamos, Sr., $7,481.

(4)

Includes (a) cash severance payments for John P. Calamos, Sr., $2,460,000; and Gary D. Black $250,000; (b) “in the money” value due to accelerated vesting of all or a portion of the stock awards and stock options for John P. Calamos, Sr., $5,781,496 and (c) health plan continuation benefits for John P. Calamos, Sr., $11,801.

(5)

Includes (a) “in the money” value due to accelerated vesting for all stock awards and stock options as follows: John P. Calamos, Sr., $5,781,496; Nimish S. Bhatt, $661,311; and Gary D. Black, $1,125,487.

(6)

Includes (a) severance payments and excise tax gross-up for John P. Calamos, Sr., $17,220,000 and $7,564,399; (b) “in the money” value due to accelerated vesting for all stock awards and stock options as follows: John P. Calamos, Sr., $5,781,496; Nimish S. Bhatt $661,311; and Gary D. Black, $1,125,487 and (c) health plan continuation benefits for John P. Calamos, Sr., $10,972.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

You are being asked to approve, on an advisory basis, the compensation of our named executive officers as required by Section 14A of the Securities Exchange Act of 1934, as amended, through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure set forth in the company’s proxy statement for the 2014 annual meeting of stockholders.”

We urge you to consider the various factors regarding our executive compensation program, policies and practices as detailed in the Compensation Discussion and Analysis section. As discussed in the Compensation Discussion and Analysis, we believe that our executive compensation program is competitive and governed by pay for performance principles. We emphasize compensation opportunities that reward results. Our use of long-term stock-based incentives reinforces the alignment of the interests of our executives with those of our long-term stockholders. In doing so, we believe our executive compensation program supports our strategic objectives and mission.

Our 2012 executive compensation program was approved by our stockholders at the 2013 annual meeting with over 98% of the votes in favor, including the vote of the Calamos Interests. Although less than half of the voting Class A stockholders voted in favor, the Committee was mindful of that fact, but also recognized that the economic burden of our executive compensation program is borne by Calamos Investments, of which 77.7% is owned by the Calamos Interests. As a result, the committee continued the 2012 executive compensation program into 2013 and with our pay-for-performance orientation; our Chief Executive Officer experienced a reduction in his compensation from year-to-year.

Your vote will not be binding upon the company or our board of directors. However, our board (including the compensation committee) may take the results of the vote into consideration with respect to future decisions affecting the compensation of the company’s named executive officers as it deems appropriate.

Recommendation of the Board

The board of directors recommends that stockholders vote “FOR” Proposal No. 2, the advisory resolution approving the compensation of the company’s named executive officers as described in this proxy statement.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO EXISTING INCENTIVE COMPENSATION PLAN

Introduction

We are seeking stockholder approval of the amendment of our existing incentive compensation plan (Plan) to extend the period during which awards may be made under the Plan and to update the performance criteria set forth in the Plan. We are not seeking to increase the number of shares that may be issued under the Plan.

Summary of Proposed Amendment

If stockholders approve the amendment of our existing Plan:

•	the time during which we may make awards under the Plan will be extended; and

•	the performance criteria we may use for purposes of making awards that are intended to qualify “performance-based” awards under Code Section 162(m) will be updated.

Reasons for the Amendment

Extension of Terms of Plan.    Currently, no awards may be made under the Plan after October 2014. As of March 31, 2014, approximately 2,946,331 million shares of Class A common stock remain available under the Plan. It is anticipated that the available shares will support awards beyond 2014. Accordingly, the amended plan extends the period during which awards may be made to June 3, 2024, ten years from the date of this year’s annual meeting.

Updating of Performance Criteria.    We are proposing at this time to update the performance criteria listed in the Plan to remove criteria that have not been used and to set out more fully criteria related to the sale, distribution and marketing of our investment products.

Summary of the Plan

The following is a summary of the material terms of the Plan as proposed to be amended and is qualified in its entirety by reference to the Plan. A copy of the Plan incorporating the amendments which you are being asked to approve, as well as some immaterial updating, is attached to this proxy statement as Appendix B.

Administration.    The compensation committee administers the Plan, with certain actions subject to the review and approval of the full board. The compensation committee has full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. In addition, the compensation committee has the authority to interpret the Plan and the awards granted under the Plan, and establish rules and regulations for the administration of the Plan. The compensation committee may delegate the administration of the Plan to the company’s officers, including the maintenance of records of the awards and the interpretation of the terms of the awards.

Eligible Participants.    Any employee, consultant or non-employee director providing services to the company and its consolidated subsidiaries is eligible to receive awards under the Plan.

Shares Available for Awards.    As of March 31, 2014, 1,978,857 shares were subject to outstanding stock options and 3,251,867 shares were subject to outstanding RSU awards. The aggregate number of shares of Class A common stock currently available for future issuance under the Plan is 2,946,331. The aggregate number of shares of Class A common stock that may be granted to any one participant in any one year under the Plan is 1 million. All shares of Class A common stock authorized for issuance may be granted as incentive stock options. The compensation committee shall adjust the aggregate number of shares reserved for issuance under the Plan in the case of a stock dividend or other distribution, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan. If any shares of Class A common stock subject to any award, or to which an award relates, granted under the Plan are forfeited or become unexercisable, or if any award terminates without the delivery of any shares, the shares of Class A common stock previously set aside for such awards will be available for future awards under the Plan.

Types of Awards and Terms and Conditions.    The Plan permits the grant of the following awards: (i) stock options; (ii) stock appreciation rights; (iii) stock awards; (iv) stock units; (v) dividend equivalent rights; (vi) cash awards, including short-term (annual) incentives; and (vii) any other type of award that is not inconsistent with the Plan. Awards may be granted alone, in addition to, or in combination with any other award granted under the Plan.

Change in Control.    In the event of a change in control of the company (as defined in the Plan) and subject to certain limitations and restrictions as more fully described in the Plan, all stock-based awards granted under the Plan shall immediately vest 100% in each participant and all performance-based awards shall be immediately paid out.

Termination of Employment.    Vested awards granted under the Plan will generally expire, terminate or otherwise be forfeited after termination of the participant’s employment or service.

Duration, Termination and Amendment.    Unless terminated by the board or the compensation committee earlier, the Plan will terminate when all shares of Class A common stock subject to the Plan have been issued, but in no event shall an award be granted under the Plan after June 3, 2024, the tenth (10th) anniversary of the date the company’s stockholders approve the amended Plan. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to its expiration may extend beyond the end of such period through the award’s normal expiration date. The board, and the compensation committee, may generally amend or terminate the Plan as determined to be advisable. Stockholder approval may also be required for material amendments as defined under applicable NASDAQ listing rules. The board or the compensation committee has specific authority to amend the Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the Plan or any award agreement.

Transferability of Awards.    Unless otherwise provided by the compensation committee, awards under the Plan may only be transferred by will or the laws of descent and distribution. The compensation committee may permit further transferability pursuant to conditions and limitations that it may impose, except that no transfers for consideration will be permitted.

Performance Criteria.    Under the Plan, any award may be made subject to the satisfaction of one or more performance goals. To the extent the Committee determines that such awards (other than stock options or SARs) are intended to qualify as “performance-based” for purposes of exemption from the Code Section 162(m) deduction limitations, the performance goals have to be based on performance criteria set forth in the Plan. As proposed to be amended, the Plan includes the following performance criteria: total stockholder return, earnings, earnings per share, net income, revenues, expenses, market share, return on assets, return on equity, assets under management, sales, distribution, redemption rates, investment performance of assets under management, fair market value of our Class A common stock, and achievement of balance sheet or income statement objectives.

Prohibition on Repricing Awards.    Without the approval of the company’s stockholders, no stock option or stock appreciation may be repriced or otherwise exchanged.

U.S. Federal Income Tax Consequences.    The following briefly describes the U.S. federal income tax consequences of the Plan generally applicable to the company and to employees and non-employee directors who are U.S. citizens. The discussion is general in nature and does not address issues relating to the tax circumstances of any individual employee or non-employee director. The discussion is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement. The description is therefore subject to future changes in the law, possibly with retroactive effect. The description does not address the consequences of state, local or foreign tax laws.

Nonqualified Stock Options.    An optionee generally will not recognize any taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our Class A common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, the optionee generally will recognize taxable ordinary income equal to the difference between the amount the optionee received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date and the option exercise price.

Incentive Stock Options.    An optionee generally will not recognize taxable income upon the grant of an incentive stock option. If an optionee exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the optionee will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the optionee generally will have taxable income for alternative minimum tax purposes at the time as if the option were a nonqualified stock option). If an optionee sells or exchanges the shares after the later of (a) one year from the date the optionee exercised the option and (b) two years from the grant date of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the amount the optionee received in the sale or exchange and the option exercise price. If the optionee disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the optionee generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the optionee will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the optionee recognized.

With respect to both nonqualified stock options and incentive stock options, special rules apply if an optionee uses shares already held by the optionee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the optionee.

Stock Appreciation Rights (SARs).    The recipient of a SAR generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our Class A common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, the holder generally recognizes taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

Tax Consequences to the company.    In the foregoing cases, the company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under the Internal Revenue Code.

Tax Withholding.    The company is authorized to withhold from any award granted or payment due under the Plan the amount of any withholding taxes due in respect of the award and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. The compensation committee is authorized to establish procedures for election by participants to satisfy their obligations for the payment of withholding taxes by delivery of shares of our Class A common stock or by directing the company to retain stock otherwise deliverable in connection with the award.

Equity Compensation Plan Information

The following table provides information as of March 31, 2014 with respect to the Plan.

Equity Compensation Plan Information

As of March 31, 2014

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Stock options	1,978,857	$23.32	N/A	(1)
Restricted stock units	3,251,867	—	N/A	(1)
Equity compensation plans not approved by security holders	—	—

Total	5,230,724	$8.82	2,946,331	(1)

(1)

A combined total of 10,000,000 shares of Calamos Asset Management, Inc.’s Class A common stock may be issued under the Plan. As of March 31, 2014, 1,822,945 shares have been issued upon vesting under this Plan.

Plan Benefits

All awards to employees, consultants or non-employee directors under the Plan are made at the discretion of the compensation committee. Therefore, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “Grants of Plan-Based Awards for 2013” table and to the description of outstanding awards held by our executive officers as of December 31, 2013 set forth in the “Outstanding Equity Awards at Year End 2013” table. Grants made to our non-employee directors in the last fiscal year are described in “Director Compensation Table for 2013.”

Stockholder Approval

The amended Plan, if approved, will become effective as of the date of the annual meeting. If the amended Plan is not approved, the Plan as currently constituted will remain in effect, however the company will not be able to make any new awards under the Plan after October 26, 2014.

Recommendation of the Board

The board of directors recommends a vote “FOR” Proposal No. 3, the amendment to our Plan to extend the period during which awards may be made under the Plan and to update the performance criteria set forth in the Plan. The voting requirements for this proposal are described in the Voting Information section.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors of Calamos Asset Management consists of Richard W. Gilbert, Keith M. Schappert and William N. Shiebler. Each of the members of the audit committee is independent as defined under the NASDAQ listing standards and applicable law. The audit committee is responsible for overseeing the company’s financial reporting activities. The audit committee’s function is more fully described in the written charter, which is posted under the Corporate Governance link on the CLMS Investor Relations section of the company’s website at www.calamos.com/investors. Richard W. Gilbert serves as the chairman of the audit committee and William N. Shiebler is qualified as an audit committee financial expert within the meaning of the SEC rules.

The audit committee has reviewed and discussed with management the audited financial statements of the company for the fiscal year ended December 31, 2013. In addition, the audit committee reviewed programs designed to monitor the effectiveness of the company’s internal controls over financial reporting and disclosure controls and procedures.

The audit committee has discussed with McGladrey LLP, the company’s independent registered public accounting firm, the matters required to be discussed pursuant to the auditing standards of the Public Company Accounting Oversight Board and Rule 2-07 of Regulation S-X (Communication with Audit Committee).

The audit committee also has received the written disclosures and the letter from McGladrey LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the audit committee concerning independence, and has discussed with McGladrey LLP its independence.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to the board of directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

Respectfully Submitted:

AUDIT COMMITTEE

Richard W. Gilbert (Chairman)

Keith M. Schappert

William N. Shiebler

The report of the audit committee does not constitute soliciting material and shall not be deemed incorporated by reference or filed into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

On March 3, 2014, the audit committee appointed McGladrey LLP as the independent registered public accounting firm to audit the financial statements of Calamos Asset Management for its current fiscal year ending December 31, 2014. Representatives of McGladrey LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Recommendation of the Board

The board of directors recommends a vote “FOR” Proposal No. 4, the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2014. The voting requirements for this proposal are described in the Voting Information section.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the approximate aggregate fees for fiscal years ended December 31, 2013 and 2012 for services rendered by McGladrey LLP.

	McGladrey LLP Audit Fees Fiscal Years Ended
	December 31,
	2013	2012
Audit fees	$433,000	$432,500
Audit-related fees	—	33,052
Tax fees	16,970	16,700
All other fees(1)	22,500	21,500

Total fees	$472,470	$503,752

(1)	Related to benefit plan audit.

Pre-Approval Process

The full audit committee pre-approves all audit and permissible non-audit services to be provided by the independent auditors, subject to de minimis exceptions contained in the Securities Exchange Act of 1934. The audit committee has not adopted pre-approval policies and procedures delegating this responsibility to particular committee members, although it may in the future.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

Conflict of Interests Policy

As required under the NASDAQ rules and pursuant to our Conflict of Interests Policy in our second amended and restated certificate of incorporation, related party transactions shall be reviewed and approved by our independent directors or independent stockholders. Our Conflict of Interests Policy also allows related party transactions to be effected pursuant to guidelines approved in good faith by our independent directors or stockholders. The independent directors or independent stockholders must act in good faith and the material facts as to the relationship or interest and as to the transaction must be disclosed or known to them. Approval of a transaction requires the affirmative vote of a majority of the independent directors or voting power held by the independent stockholders.

For more information and to review our Conflict of Interests Policy as adopted, please see Article X of our second amended and restated certificate of incorporation which was Exhibit 3(i) to the company’s Annual Report on Form 10-K filed with the SEC on March 13, 2009.

Since the adoption of our Conflicts of Interests Policy, all material related party transactions have been presented to the audit committee of the board of directors for review and approval. Material related party agreements are described immediately below.

Management Services and Resources Agreements

Calamos Family Partners and Calamos Property Holdings (each of which are owned by the Calamos Principals and family affiliates) have entered into a Management Services and Resources Agreement with the company. Dragon Leasing Corporation (which is solely owned by John P. Calamos, Sr.) has entered into a Management Services Agreement with us as well. Pursuant to these agreements, as amended, the parties provide to each other certain services and resources, including furnishing office space and equipment, providing insurance coverage, overseeing the administration of their businesses and providing personnel to perform certain management and administrative services. The agreements each have a term of one year and are renewable annually. The agreements are terminable on 30 days notice by either party. In the agreements, each party has agreed to indemnify the other for any damages suffered as a result of the indemnifying party’s breach of the contract, negligence, willful misconduct or reckless disregard of its duties. In accordance with the terms of the agreements, the parties have agreed to pay each other an amount equal to the Direct Cost (as defined below) paid or incurred plus an expense allocation component for indirect expenses such as employee compensation and benefits. “Direct Cost” means, with respect to each service or resource provided, the direct out-of-pocket expenses paid to or incurred with third parties in connection with providing such service or resource, including, without limitation, shipping, handling, travel expenses, payments to third parties (including, without limitation, all professional fees), printing and postage. For the year ended December 31, 2013, management services expenses allocated from the company to Calamos Family Partners, Calamos Property Holdings and Dragon Leasing Corporation were $236,000, $556,000 and $16,000 respectively. Calamos Family Partners and Calamos Property Holdings allocated $151,000 of management services expenses to the company during 2013.

Registration Rights Agreement

In connection with our initial public offering, we entered into an agreement with Calamos Family Partners and John P. Calamos, Sr. that grants registration rights with respect to shares of our Class A common stock (which we refer to as registrable securities) issuable or issued upon conversion of shares of our Class B common stock or in exchange for ownership in Calamos Investments.

The registration rights agreement provides that Calamos Family Partners and John P. Calamos, Sr. and their assigns are entitled to unlimited “piggyback” registration rights, meaning they can include their registrable securities in registration statements filed by us for our own account or for one or more of our stockholders. Calamos Family Partners and John P. Calamos, Sr. and their assigns will also be entitled to, on 15 occasions, “demand” that we register registrable securities held by them at any time, provided that the aggregate number of registrable securities subject to each demand constitutes at least 5% of the registrable securities on the date of the registration rights agreement or has an aggregate minimum market value of at least $85 million. By using two demands, Calamos Family Partners and John P. Calamos, Sr. and their assigns may require that the registration statement be in an appropriate form under the Securities Act of 1933 (a shelf registration statement) relating to any of the registrable securities in accordance with the methods and distributions set forth in the shelf registration statement and under Rule 415 under the Securities Act of 1933. Notwithstanding the foregoing, we will not be required to prepare and file more than two registration statements in any 12-month period pursuant to such demands. We have agreed to pay the costs associated with all such registrations.

The registration rights agreement will remain in effect as long as there are outstanding registrable securities or securities of Calamos Asset Management or Calamos Investments that are convertible into or exchangeable for registrable securities.

Tax Indemnity Agreement

Calamos Family Partners has entered into an agreement with Calamos Asset Management and Calamos Investments in order to address certain matters among themselves in respect of the allocation of taxable income and liability for taxes. Under the terms of this agreement, Calamos Family Partners will generally indemnify us for any income taxes (including any interest and penalties on any such income taxes) related to Calamos Partners, Inc., Calamos Asset Management, Inc. (Illinois), Calamos Financial Services, Inc., and Calamos Property Management, Inc. incurred before the initial public offering closing. This indemnification will also cover any income taxes (including any interest and penalties on any such income taxes) incurred upon the conversion of Calamos Partners, Inc., Calamos Asset Management, Inc. (Illinois), Calamos Financial Services, Inc., and Calamos Property Management, Inc. into, respectively, Calamos Partners LLC, Calamos Advisors LLC, Calamos Financial Services LLC and Calamos Property Management LLC. The terms of the Tax Indemnity Agreement will survive until the expiration of the applicable statute of limitations. The Tax Indemnity Agreement contains provisions that allow Calamos Family Partners to control the proceedings of any tax audits and tax controversies that relate to periods prior to the closing of the initial public offering. The Tax Indemnity Agreement also requires cooperation on a going-forward basis among the parties.

Contribution Agreement

In connection with the company’s reorganization, Calamos Family Partners entered into a contribution agreement with Calamos Investments on October 15, 2004, whereby Calamos Family Partners contributed all of its assets and liabilities, including all of the equity interests in its four wholly owned subsidiaries, to Calamos Investments. In exchange for contributing its assets and liabilities to Calamos Investments, Calamos Family Partners received 100% of the ownership in Calamos Investments. The agreement provides that Calamos Investments will indemnify Calamos Family Partners and its employees, officers and directors for any losses they may suffer or incur arising out of Calamos Family Partners’ ownership of the contributed assets and liabilities or the conduct of the business prior to the date of the agreement (other than losses which Calamos Family Partners is agreeing to indemnify Calamos Asset Management and Calamos Investments for under the Tax Indemnity Agreement).

Leases of Corporate Office Space

In October 2004, Calamos Investments entered into a 20-year lease with 2020 Calamos Court LLC, a subsidiary of Calamos Property Holdings, with respect to the current corporate headquarters constructed for the company’s occupancy. Rent under the lease commenced in April 2005 and will end on May 31, 2025. Annual base rent payments were approximately $3,600,000 for the year ended December 31, 2013 and will increase 3% annually for the remaining term of the lease. Calamos Investments may not terminate the lease unless a casualty or condemnation affects all or a substantial portion of the leased premises. 2020 Calamos Court LLC may terminate the lease only upon specified events of default, which are subject to applicable grace periods.

Calamos Investments entered into a lease with 1111 Warrenville Road LLC, a subsidiary of Calamos Property Holdings on August 1, 2005. In January 2011, Calamos Investments and 1111 Warrenville Road LLC amended the lease in order to extend the term for two years with automatic one year renewals and to increase the base rent accordingly. Annual base rent payments were approximately $712,000 for the year ended December 31, 2013 and will increase 3% annually.

In January 2011, Calamos Investments entered into a sublease agreement with Primacy Business Center LLC, a subsidiary of Calamos Family Partners, where office space is subleased to Primacy Business Center. Calamos Investments recognized sublease rental income of $277,000. The lease shall expire on December 31, 2014 subject to automatic one year renewals.

In August 2005, Calamos Investments entered into a 20-year lease with 2020 Calamos Court Annex LLC, a subsidiary of Calamos Property Holdings, with respect to the employee dining facility in the company’s corporate headquarters. Rent under the lease commenced in December 2005 and will end on May 31, 2025. Annual base rent and operating expenses were approximately $300,000 for the year ended December 31, 2013 and will increase 3% annually.

In November 2007, Calamos Investments entered into a seven and one-half year lease with CityGate Centre I LLC, a subsidiary of Calamos Property Holdings, with respect to office space for the company. Rent under the lease commenced in May 2008 and will end on April 30, 2015. Annual base rent and operating expenses are approximately $943,000 for the year ended December 31, 2013 and will increase 2.5% annually. Calamos Investments has been granted two options to extend the term of the lease for five years each, and has a right of first offer to lease additional contiguous space in the building.

Amenities

Calamos Investments entered into a Lunch and Catering Agreement dated February 13, 2006 with CF Restaurant Enterprises LLC, a subsidiary of Calamos Family Partners, where CF Restaurant Enterprises provides lunch food service to Calamos Investments through an independent manager at fixed prices in accordance with a pre-approved menu. Calamos Investments guaranteed a certain minimum amount of revenue each business day ($3,120/day) and CF Restaurant Enterprises agreed that certain quantities and combinations of food and beverage will be available at a predetermined price. During 2013, Calamos Investments incurred expenses of $956,000 related to this agreement.

Calamos Investments headquarter campus is owned and operated by Calamos Property Holdings and their subsidiaries (collectively, CityGate Centre) and is utilized by the company to promote its business and brand awareness both in the local community and with its visiting strategic clients. CityGate Centre offers amenities such as hotel accommodations, restaurants and event planning services. For the year ended December 31, 2013, Calamos Investments had expense payments of $533,000 related to these services.

Employment Arrangements

Effective October 26, 2004, we entered into an employment agreement with John P. Calamos, Jr., the son of John P. Calamos, Sr. Mr. Calamos serves as our Senior Vice President, Co-Portfolio Manager. On January 1, 2006, and on each subsequent January 1, Mr. Calamos’ agreement renewed or will renew for a new three-year term, unless notice of non-renewal is given by the company or Mr. Calamos prior to any such January 1. Under the agreement, Mr. Calamos received an initial base salary of $400,000, an annual discretionary target bonus of 300% of base salary and annual equity awards with a value equal to 225% of his base salary. Mr. Calamos’ annual base salary was reduced to $275,000 for 2013 and $250,000 for 2014 and target short- and long-term incentive compensation percentages were each 150%. Mr. Calamos’ total compensation for 2013 was $939,557.

Kenneth Witkowski and Darrick Witkowski, step-sons of John P. Calamos, Sr., are employed by the company. Mr. Kenneth Witkowski serves as our Vice President and Director of Security & Business Continuity and Mr. Darrick Witkowski serves as an Investment Consultant. Their total compensation for 2013 was $466,801. Tariq Nasir, son-in-law of John P. Calamos, Sr., is employed by the company as a Vice President, Investment Consultant and his total compensation for 2013 was £90,681 ($149,515, based on a December 31, 2013 exchange rate of $1.6488 to £1.00).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and persons who beneficially own more than 10% of Calamos Asset Management’s common stock (the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. We have reviewed copies of such reports with respect to fiscal year 2012 and with the exception of one late filing by Mr. Bhatt, we believe all Reporting Persons complied with the applicable filing requirements for fiscal year 2013.

STOCKHOLDER PROPOSALS

Qualified stockholders who wish to have proposals presented at the 2015 annual meeting of stockholders must deliver them to us by December 25, 2014, in order to be considered for inclusion in next year’s proxy statement and proxy, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. All proposals and nominations must be delivered to our Secretary at 2020 Calamos Court, Naperville, Illinois 60563.

Any stockholder proposal or director nomination for our 2015 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered untimely if we receive it before March 8, 2015 or after April 7, 2015. Such proposals and nominations must be made in accordance with our by-laws. An untimely proposal may be excluded from consideration at our 2015 annual meeting. All proposals and nominations must be delivered to our Secretary at 2020 Calamos Court, Naperville, Illinois 60563.

STOCKHOLDER ACCESS/COMMUNICATION

Generally, stockholders who have questions about Calamos Asset Management should contact our CLMS Investor Relations Department at (630) 245-1780. However, any stockholders who wish to directly address such questions to our board of directors, or any individual director, including a non-management director, should email IndependentDirectors@calamos.com or write the attention of our Independent Directors, at 2020 Calamos Court, Naperville, Illinois 60563.

ANNUAL REPORT AND FORM 10-K

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 is being sent to all stockholders as of the record date and both are available for viewing at www.calamos.com/investors. However, the financial statements in our Annual Report on Form 10-K do not legally form any part of this proxy soliciting material.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 was filed with the SEC and contains our audited consolidated financial statements and all of the information that the regulations of the SEC require to be presented in an annual report to stockholders. For legal purposes, our Annual Report on Form 10-K is our annual report to stockholders.

Stockholders may also obtain a copy of the Annual Report on Form 10-K, without charge, by visiting the CLMS Investor Relations section of our website at www.calamos.com/investors or by writing to our Secretary, at 2020 Calamos Court, Naperville, IL 60563. Upon written request to our Secretary at the address of our principal executive offices, the exhibits set forth on the exhibit index of our Annual Report on Form 10-K may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits). The contents of the company’s website referenced above are not deemed to be incorporated by reference into this proxy statement.

HOUSEHOLDING

The SEC’s proxy rules permit companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This method of delivery, often referred to as “householding,” reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. We are not householding materials for our stockholders in connection with the annual meeting; however, we have been informed that certain intermediaries will household our proxy materials.

If a broker or other nominee holds your shares and is householding our proxy materials, this means that:

Only one annual report and proxy statement will be delivered to multiple stockholders sharing an address unless you call the Householding Election System at (800) 542-1061.

You can contact us by calling (630) 245-7200 or by writing to our Secretary, at 2020 Calamos Court, Naperville Illinois 60563, to request a separate copy of the annual report on Form 10-K and proxy statement for the annual meeting or you can contact your broker to make the same request.

You can request delivery of a single copy of annual reports or proxy statements from your broker if you share the same address as another stockholder.

OTHER MATTERS

We know of no other voting matters to be presented to you at the annual meeting. As stated in an earlier section, if other matters are considered at the annual meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of Calamos Asset Management.

We post our periodic filings as well as other important information, including corporate governance documents, press releases, investor presentations, Assets Under Management reports and other documents, on our website at www.calamos.com/investors. We encourage stockholders and investors to visit our website and review such filings, communications and documents.

Appendix A

Supplemental Non-GAAP Financial Measures

We provide investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to Calamos Asset Management, Inc. (CAM) and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets, and to exclude the change in deferred tax valuation allowance and CAM’s non-operating income, net of taxes. We believe these adjustments are appropriate to enhance an overall understanding of our operating financial performance, as well as to facilitate comparisons with our historical earnings results. These adjustments to our GAAP results are made with the intent of providing investors a more complete understanding of our underlying earnings results and trends and our marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing our business.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the table below:

2013
(in thousands, except per share data)
GAAP net income attributable to CAM	$18,628
Adjustments:
Deferred tax amortization on intangible assets	7,916
Decrease in deferred tax valuation allowance	(3,026)
Non-operating income, net of taxes	(4,766)

Non-GAAP net income attributable to CAM	$18,752

Diluted—Weighted average shares outstanding	20,351,603

Diluted earnings per share	$0.92
Non-GAAP diluted earnings per share	$0.92

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i)	amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii)	decrease in deferred tax valuation allowance; and

(iii)	CAM’s non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing Non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of $2.0 million in future income taxes owed by us through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings will accrue solely for the benefit of the shareholders of CAM’s common stock. We believe that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see our performance. The change in the allowance on the deferred tax asset is excluded from the above non-GAAP items as it may fluctuate in future periods affecting prior period comparisons. Non-

operating income is excluded from the above non-GAAP items as they can distort comparisons between periods. As noted above, we believe that measures excluding these items are useful in analyzing operating trends and allows for more comparability between periods, which may be useful to investors.

We believe that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of our core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to our net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Appendix B

CALAMOS ASSET MANAGEMENT, INC.

INCENTIVE COMPENSATION PLAN

(As amended June [3], 2014)

i

CALAMOS ASSET MANAGEMENT, INC.

INCENTIVE COMPENSATION PLAN

(As amended June [3], 2014)

1.	PURPOSE OF PLAN

1.1 Purpose. The purpose of the Plan is to motivate certain Employees, Nonemployee Directors and Consultants to put forth maximum efforts toward the growth, profitability and success of the Company and Subsidiaries by providing incentives to such Employees, Nonemployee Directors and Consultants either through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees, Nonemployee Directors and Consultants, and to assist in aligning the interests of such Employees, Nonemployee Directors and Consultants with the interests of the Stockholders of the Company.

2.	TERM OF PLAN

2.1 Term. The Plan, amended, shall be effective as of the Effective Date and, unless sooner terminated by the Board under Section 10 below, shall terminate when all shares of Common Stock subject to the Plan have been issued according to the provisions herein; provided, however, in no event may an Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

3.	STOCKHOLDER APPROVAL

3.1 Stockholder Approval. The Plan was initially approved by the stockholders of the Company on October 26, 2004 and amended on May 22, 2009. This Plan, as amended, was approved by the stockholders of the Company on June [3], 2014 (the “Effective Date”)

3.2 Plan Amendment. Any amendment to the Plan that is determined to be a “material amendment” (or word(s) of similar effect) under the rules of the Nasdaq Stock Market or the exchange or system on which the Company’s Common Stock is then listed shall be approved by stockholders before such amendment shall be effective.

3.3 Repricings Subject to Stockholder Approval. Any amendment, revision or other change to an outstanding Award that is determined to be a “repricing” (or word(s) of similar effect) under the rules of the Nasdaq Stock Market or the exchange or system on which the Company’s Common Stock is then listed shall be approved by stockholders before such amendment, revision or other change shall be effective.

4.	ADMINISTRATION

4.1 Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement.

4.3 Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

(a) to determine eligibility for participation in the Plan;

(b) to determine eligibility for and the type and size of an Award granted under the Plan;

(c) to grant Awards and to determine the terms of each Award Agreement, and any amendments or modification thereof;

(d) to establish objectives and conditions for earning amounts under an Award and to determine whether and to what extent such objectives and conditions have been met;

(e) to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(f) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(g) to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

(h) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations;

(i) to accelerate the Vesting of any Award when such action or actions would be in the best interest of the Company;

(j) to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; and

(k) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

4.4 Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.5 Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee may delegate to the Company’s Chief Executive Officer or to other Company officers its authority under this Section 4, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to employees who are covered employees under Code Section 162(m) or officers under Section 16 of the Exchange Act. The Committee, or any person to whom it has delegated duties under this Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or by the Subsidiary whose employees have benefited from the Plan, as determined by the Committee.

4.6 Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

4.7 Liability. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.8 Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

5.	ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. All Employees, all Nonemployee Directors and all Consultants shall be eligible to participate in the Plan and to receive Awards.

2

5.2 Participation. Participants shall consist of such Employees, Nonemployee Directors and Consultants as the Committee in its sole discretion designates to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards.

6.	SHARES SUBJECT TO PLAN

6.1 Available Shares.

(a) Subject to adjustment as provided in Section 6.2 below, in addition to the number of shares subject to Awards outstanding under the Plan as of March 31, 2014, the aggregate number of shares of Common Stock which shall be available for issuance or payments of Awards made under the Plan during its term after the Effective Date shall be 2,946,331 shares. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 6.2 below. To the extent shares of Common Stock underlying Awards are not issued by reason of the expiration, forfeiture, lapse or cancellation of such Awards, by reason of the tendering or withholding of shares in payment of exercise price or payment of withholding tax obligations relating to an Award, or otherwise without the issuance or delivery of all of the shares covered by such Award, then such shares shall again be available for issuance or payments of Awards under the Plan. Awards that are payable only in cash are not subject to this Section 6.1.

(b) Shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of shares available for issuance under this Plan.

(c) Subject to adjustment as provided in Section 6.2 below, the following limitations shall apply to Awards under the Plan:

(i) Except as provided in clause (ii), all of the shares that may be issued under this Plan may be issued pursuant to any type of Award granted under this Plan.

(ii) The number of shares that may be issued under this Plan pursuant to Stock Options granted after March 31, 2014 which are Incentive Stock Options shall be limited to 2,946,331.

6.2 Adjustment to Shares. If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to Stockholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, in accordance with the limitations set forth in Sections 6.1 and 7.1, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of a Share of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods; provided, however, that with respect to performance-based Awards, such modifications and/or changes do not disqualify compensation attributable to such Awards as “performance-based

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compensation” under Code Section 162(m). In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles. Notwithstanding anything contained in the Plan, any adjustment with respect to an ISO due to a change or distribution described in this Section 6.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an ISO.

7.	MAXIMUM INDIVIDUAL AWARDS

7.1 Maximum Aggregate Number of Shares Underlying Stock-Based Awards Granted Under the Plan to Any Single Participant. The maximum aggregate number of shares of Common Stock underlying all Awards measured in shares of Common Stock (whether payable in Common Stock, cash or a combination of both) that may be granted to any single Participant during any one calendar year shall be 1,000,000 shares, subject to adjustment as provided in Section 6.2 above. For purposes of the preceding sentence, such Awards that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant during any one calendar year.

7.2 Maximum Dollar Amount Underlying Cash-Based Awards Granted Under the Plan to Any Single Participant. The maximum dollar amount that may be earned by any single Participant with respect to all Awards measured in cash (whether payable in Common Stock, cash or a combination of both) during any one calendar year shall be $10,000,000. Any amount earned with respect to which performance is measured over a period greater than one year shall be deemed to have been earned ratably over the full and partial calendar years in such period.

8.	AWARDS

8.1 Type of Awards. The Committee may, in its sole discretion, grant the following Awards to Employees, Nonemployee Directors and Consultants:

(a) Stock Options;

(b) Stock Appreciation Rights (SARs);

(c) Stock Awards;

(d) Stock Units;

(e) DERs;

(f) Cash Awards; or

(g) any other type of Award that is not inconsistent with the Plan.

8.2 Award Terms and Conditions. The Committee, in its sole discretion, shall determine all of the terms and conditions of each Award, including but not limited to the following:

(a) exercise price or purchase price, provided that the exercise price or purchase price with respect to Stock Options and SARs shall not be less than 100% of the Fair Market Value of a Share of the Common Stock on the date of grant;

(b) method of exercise;

(c) Vesting;

(d) term and/or expiration of the Award;

(e) effects of termination of Participant’s employment or service;

(f) Change in Control Vesting and other effects of a Change in Control;

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(g) qualification of a Stock Option as an ISO;

(h) restrictive covenants;

(i) transferability;

(j) deferral arrangements; or

(k) any other term or condition that is not inconsistent with the Plan.

8.3 Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to the grant or Vesting of an Award. The performance for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the performance period or period of restriction in which the Committee established to satisfy or achieve the prescribed performance, and may be absolute in its terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events or occurrences established by the Committee, provided that such criteria and objectives relate to one or more of the following: total stockholder return, earnings, earnings per share, net income, revenues, expenses, market share, return on assets, return on equity, assets under management, sales, distribution, redemption rates, investment performance of assets under management, Fair Market Value of a Share of the Common Stock, achievement of balance sheet or income statement objectives, or other financial, accounting or quantitative objective established by the Committee. Performance criteria and objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes, and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings and stock repurchases. Such performance measures may be particular to a line of business, Subsidiary or other unit or the Company generally and may, but need not be, based upon a change or an increase or positive result. In interpreting Plan provisions applicable to performance measures and to performance-based Awards to Participants who are covered employees, it is the intent of the Plan to conform with the standards of Code Section 162(m) and the Treasury Regulations thereunder. The Committee, in establishing performance measures applicable to such performance-based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to, providing that the performance-based Award shall be paid, Vested or otherwise delivered solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Section 8.3 established by the Committee not later than 90 days after the performance period or period of restriction applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment of any compensation based on achievement of performance measures to any such covered employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, Vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount.

9.	CHANGE IN CONTROL

9.1 Stock-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Stock-based Awards granted under this Plan shall immediately Vest 100% in each Participant, including Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Stock Unit.

9.2 Performance-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Awards granted under this Plan which are subject to performance goals shall be immediately paid out, including performance units and performance shares. The amount of the payout shall be based on the higher of: (i) the extent, as determined by the Committee, to which performance goals established for the performance period then in progress have been met, through and including the effective date of the Change in Control, or (ii) 100% of the value on the date of grant of the performance units or number of performance shares.

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10.	AMENDMENT AND TERMINATION

10.1 Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice.

10.2 Amendment of Plan. Subject to Stockholder approval, if any, required by Section 3.2, the Board may amend the Plan at any time with or without prior notice.

10.3 Amendment or Cancellation of Award Agreements. The Committee may amend or modify any Award Agreement at any time in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so amended or modified. In addition, and subject to Stockholder approval in accordance with Sections 3.2 and 3.3 above, Awards may be granted to an Employee, Nonemployee Director or Consultant in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Nonemployee Director or Consultant under the Plan, or any award previously granted to such Employee, Nonemployee Director or Consultant under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

10.4 Effect on Outstanding Awards. No termination or amendment of the Plan pursuant to Section 10.1 or 10.2 above, or amendment or modification of an Award Agreement pursuant to Section 10.3 above, shall materially adversely alter or impair any outstanding Award without the consent of the Participant affected thereby.

11.	MISCELLANEOUS

11.1 Other Provisions. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, provisions requiring entry into or compliance with confidentiality, non-competition or other restrictive covenants, assistance in financing the acquisition of shares pursuant to an Award, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired hereunder, for deferral of receipt of shares of Common Stock or of cash payments under any applicable Company plan, or to comply with federal and state securities laws, or understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan.

11.2 Transferability. Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transferability of a Stock Option (other than an ISO) by a Participant, including, or limited to, transfers, solely to members of the Participant’s immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish and include in the Award Agreement.

11.3 Stock Ownership Requirement. The Committee may in its sole discretion require that Participants own or hold a certain number of shares of Common Stock or percentage of outstanding shares of Common Stock throughout their employment or service and may condition receipt of Awards or the receipt or transferability of shares of Common Stock under this Plan on compliance with such provisions.

11.4 Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or

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under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.5 No Right, Title, or Interest in Company Assets. Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

11.6 No Right to Continued Employment or Service or to Grants. The Participant’s rights, if any, to continue to serve the Company or a Subsidiary as a director, officer, employee, independent contractor or otherwise shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any Employee or the services of any Independent Contractor at any time. The adoption of the Plan shall not be deemed to give any Employee, Nonemployee Director, Consultant or any other individual any right to be selected as a Participant or to be granted an Award.

11.7 Governing Law. The Plan, all Awards granted hereunder and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

11.8 Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any Subsidiary now or subsequently in effect, unless such retirement or other plan expressly provides otherwise.

11.9 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

11.10 Stockholder Approved Option Exchange Offers. Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders, the Committee may provide for, and the Company may implement, an option exchange offer, pursuant to which certain outstanding options could, at the election of the person holding such option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of options with a lower exercise price, provided that such option exchange offer is commenced within one year of the date of such stockholder approval.

11.11 Code Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto (collectively, “Section 409A”), except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply

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with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable not later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and one day after the date of the Participant’s “separation from service” except as permitted under Section 409A.

12.	DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

12.1 “Award” shall mean an award granted by the Committee under the Plan in accordance with Section 8 hereof.

12.2 “Award Agreement” shall mean the agreement or other writing (which may be framed as a plan or program and may be in electronic format) that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

12.3 “Board” shall mean the Board of Directors of the Company.

12.4 “Calamos Family” shall mean John P. Calamos, Sr., or John P. Calamos, Jr., and their respective spouses and lineal descendants, and each corporation, trust or other entity which is directly or indirectly controlled by any of the foregoing individuals.

12.5 “Cash Award” shall mean the grant by the Committee to a Participant of an Award of cash in accordance with Section 8 hereof.

12.6 “Change in Control” shall be deemed to have occurred in the event that any person, entity or group shall become the beneficial owner of such number of shares of Common Stock, and/or any other class of stock of the Company then outstanding that is entitled to vote in the election of directors (or is convertible into shares so entitled to vote) as together possess more than 50% of the voting power of all of the then outstanding shares of all such classes of voting stock of the Company so entitled to vote. For purposes of the preceding sentence, “person, entity or group” shall not include (i) any employee benefit plan of the Company, or (ii) the Calamos Family; and for purposes of this Section 12.6, “group” shall mean persons who act in concert as described in Section 14(d)(2) of the Exchange Act.

12.7 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

12.8 “Committee” shall mean (i) the Board or (ii) a committee, or a subcommittee of a committee, of the Board appointed by the Board from among its members. Unless the Board determines otherwise, and such determination is reduced to a writing articulating the reasons for such determination, the Committee shall be comprised solely of not less than two (2) members, each of whom shall qualify as:

(a) a “non-employee director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, and

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(b) an “outside director” within the meaning of Code Section 162(m) and the Treasury Regulations thereunder, and

(c) an “independent director” as such term is defined or used by the rules of the Nasdaq Stock Market or such other exchange or system on which the Company’s Common Stock is listed.

12.9 “Common Stock” shall mean the Class A common stock, $.01 par value per share, of the Company.

12.10 “Company” shall mean Calamos Asset Management, Inc., a Delaware corporation.

12.11 “Consultant” shall mean a person (other than a person who is an Employee or a Nonemployee Director) or an entity that renders services to the Company.

12.12 “DER” shall mean a dividend equivalent right where the Participant may receive an amount, payable in cash or Common Stock or a combination of both, equal to the dividend actually paid with respect to one (1) share of Common Stock; provided, however, that no payment shall be made under a DER associated with a performance-based Award prior to the time such performance-based Award shall Vest.

12.13 “Effective Date” shall mean June [3], 2014, the date on which this amended Plan is approved by the stockholders of the Company.

12.14 “Employee” shall mean an employee of the Company or any Subsidiary.

12.15 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

12.16 “Fair Market Value of a Share of the Common Stock” on any date shall mean the fair market value as determined as follows: (i) at such time as the shares are traded through the Nasdaq Stock Market or a national stock exchange (an “Exchange”), Fair Market Value shall, except as otherwise determined by the Committee, be equal to the closing price on such date for sales made and reported through the Exchange on which the shares are then listed and which constitutes the principal market for the shares or, if no sales of shares shall have been so reported with respect to that date, on the next preceding day with respect to which sales were reported; or (ii) at such time as the shares are not so traded through an Exchange, Fair Market Value shall be equal to such amount as the Committee, in its sole discretion, shall determine.

12.17 “ISO” shall mean an “incentive stock option” as such term is used in Code Section 422.

12.18 “Nonemployee Director” shall mean a member of the Board or of the board of directors of any Subsidiary who is not an Employee.

12.19 “Nonqualified Stock Option” shall mean a Stock Option that does not qualify as an ISO.

12.20 “Participant” shall mean any Employee, Nonemployee Director or Consultant to whom an Award has been granted by the Committee under the Plan.

12.21 “Plan” shall mean the Calamos Asset Management, Inc. Incentive Compensation Plan.

12.22 “SAR” or “Stock Appreciation Right” shall mean the grant by the Committee to a Participant of a stock appreciation right as described in Section 8 hereof, payable in cash or Common Stock or a combination of both, where the measure of compensation is based on the difference (if any) between the Fair Market Value of a Share of the Common Stock on the date of exercise and the exercise price of such SAR.

12.23 “Stock Award” shall mean an Award of Common Stock granted by the Committee to a Participant in accordance with Section 8 hereof.

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12.24 “Stock Option” shall mean an option to purchase Common Stock granted by the Committee to a Participant in accordance with Section 8 hereof.

12.25 “Stock Unit” shall mean a right to receive a share of Common Stock granted by the Committee to a Participant in accordance with Section 8 hereof.

12.26 “Subsidiary” shall mean each of (i) Calamos Holdings LLC, and (ii) any corporation of which the Company or Calamos Holdings LLC directly or indirectly owns more than 50% of the Voting Stock or any other business entity in which the Company or Calamos Holdings LLC directly or indirectly has an ownership interest of more than 50%.

12.27 “Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

12.28 “Vest” or “Vesting” or “Vested” shall mean:

(a) with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR, and when the Participant has an unrestricted right, title and interest to receive the compensation (if any) attributable to such Stock Option or SAR (or a portion of such Stock Option or SAR) or to otherwise enjoy the benefits underlying such Stock Option or SAR; or

(b) with respect to Awards other than Stock Options and SARs, when the Participant has:

(i) an unrestricted right, title and interest to receive the compensation (whether payable in cash or Common Stock or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

(ii) a right to transfer an Award subject to no Company-imposed restrictions or limitations.

12.29 “Voting Stock” shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X CALAMOS ASSET MANAGEMENT, INC. 01U0MB 5 3 D M + Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 01 - Gary D. Black 04 - Keith M. Schappert 02 - Thomas F. Eggers 05 - William M. Shiebler 03 - Richard W. Gilbert 1. Election of Directors: For Against Abstain 2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation. 4. Ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014. For Against Abstain 3. To amend our Incentive Compensation Plan. In their discretion upon such other business as may properly come before the meeting or at any adjournment or postponement thereof. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain For Against Abstain For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T 1 9 4 5 4 6 1 MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ Admission Ticket

Annual Meeting of Stockholders — June 3, 2014 THIS PROXY IS SOLICITED BY BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints John P. Calamos, Sr., J. Christopher Jackson, and Nimish S. Bhatt, attorneys and proxies, each with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of Class A common stock of Calamos Asset Management, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Calamos Asset Management, Inc. to be held June 3, 2014 or any adjournment or postponement thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE TO SERVE AS A DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS. IF ANY OTHER BUSINESS SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXY HOLDER. YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. . PROXY — CALAMOS ASSET MANAGEMENT, INC. CALAMOS ASSET MANAGEMENT, INC. 2014 Annual Meeting Admission Ticket Annual Meeting of Stockholders of Calamos Asset Management, Inc. June 3, 2014, 9:00 a.m. Local Time 2020 Calamos Court Naperville, IL 60563 Upon arrival, please present this admission ticket and photo identification at the registration desk. If you plan to attend the Annual Meeting, please be sure to check the “I plan to attend the meeting” box on the reverse side of the proxy card. Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report to Stockholders are available at: www.calamos.com/proxy

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X CALAMOS ASSET MANAGEMENT, INC. 01U0NB 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A 01 - Gary D. Black 04 - Keith M. Schappert 02 - Thomas F. Eggers 05 - William M. Shiebler 03 - Richard W. Gilbert 1. Election of Directors: For Against Abstain 2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation. 4. Ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014. For Against Abstain 3. To amend our Incentive Compensation Plan. In their discretion upon such other business as may properly come before the meeting or at any adjournment or postponement thereof. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain For Against Abstain For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. MMMMMMMMMMMM MMMMMMMMM 1 9 4 5 4 6 2

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting of Stockholders — June 3, 2014 THIS PROXY IS SOLICITED BY BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints John P. Calamos, Sr., J. Christopher Jackson, and Nimish S. Bhatt, attorneys and proxies, each with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of Class A common stock of Calamos Asset Management, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Calamos Asset Management, Inc. to be held June 3, 2014 or any adjournment or postponement thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE TO SERVE AS A DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS. IF ANY OTHER BUSINESS SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXY HOLDER. YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. . PROXY — CALAMOS ASSET MANAGEMENT, INC. CALAMOS ASSET MANAGEMENT, INC. Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report to Stockholders are available at: www.calamos.com/proxy